UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of
1934
(Amendment
No
.    )

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Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Aspira Women’s Health Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ASPIRA WOMEN’S HEALTH INC.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

(512) 519-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2023

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Aspira Women’s Health Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 9, 2023 at 8:00 a.m. (Eastern Time). This year’s Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/AWH2023. You will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held for the following purposes:

1.

To elect as directors the six nominees named in the proxy statement and recommended by the Board of Directors to serve for a one-year term expiring at the 2024 annual meeting of stockholders and until their successors are elected and qualified (Proposal 1);

2.	To hold an advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement (Proposal 2);

3.	To hold an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (Proposal 3);

4.	To approve an amendment to the Aspira Women’s Health Inc. 2019 Stock Incentive Plan (the “2019 Plan”) (Proposal 4);

5.

To approve a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock by a ratio of between one-for-ten and one-for-twenty (Proposal 5);

6.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 6); and

7.	To transact such other business as properly may be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on March 17, 2023 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during the Annual Meeting at www.virtualshareholdermeeting.com/AWH2023 or by contacting the Corporate Secretary at (415) 650-7377 in order to arrange a viewing of the list during the period of 10 days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT. IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY INTERNET OR TELEPHONE TODAY OR REQUEST A PROXY CARD TO SIGN, DATE AND RETURN BY MAIL AS SOON AS POSSIBLE.

All stockholders are cordially invited to attend the Annual Meeting virtually. Even if you plan to virtually attend the Annual Meeting, you are urged to vote by Internet, telephone or request a proxy card to sign, date and return by mail in order to ensure your representation at the Annual Meeting. Any stockholder attending the Annual Meeting may change his or her vote and vote online even if that stockholder has voted previously.

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Austin, Texas, , 2023	By Order of the Board of Directors
Nicole Sandford President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 9, 2023

The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 may be found at www.aspirawh.com or www.proxyvote.com.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ASPIRA WOMEN’S HEALTH INC.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on May 9, 2023

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Aspira Women’s Health Inc., a Delaware corporation (“Aspira,” the “Company,” “we,” “us” or “our”), for use at our 2023 annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 9, 2023 at 8:00 a.m. (Eastern Time). The Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/AWH2023. Our principal executive offices are located at 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400.

Electronic Delivery of Proxy Materials

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish our proxy materials, which include this proxy statement and the accompanying proxy card, Notice of the Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2022, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials will first be mailed to stockholders on or about March     , 2023.

Attending the Virtual Annual Meeting

This year’s Annual Meeting will be a completely virtual meeting, which will be conducted online via live webcast. You will not be able to attend the Annual Meeting physically. You are entitled to participate in the Annual Meeting if you owned shares of our common stock as of the close of business on March 17, 2023.

You will be able to participate in the Annual Meeting online and submit your questions and vote during the meeting by visiting www.virtualshareholdermeeting.com/AWH2023. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card to participate in the Annual Meeting. If you own shares as a beneficial owner through a broker, bank or nominee and do not have a 16-digit control number, you must contact the broker, bank or nominee that holds your shares for instructions on how to participate in and vote during the Annual Meeting.

If you do not have your control number, you may still attend the Annual Meeting as a guest (non-shareholder) but you will not have the option to participate in or vote your shares electronically at the Annual Meeting.

The Annual Meeting webcast will begin promptly at 8:00 a.m. Eastern Time, on May 9, 2023. Online access will begin at 7:45 a.m., Eastern Time, and we encourage you to access the meeting prior to the start time. You will not be able to attend the Annual Meeting if you do not have Internet access.

Even if you plan to participate in the Annual Meeting online, we recommend that you also vote in advance by proxy as described further in “Voting” on page 2 so that your vote will be counted if you later decide not to participate in the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Record Date; Outstanding Shares

Only stockholders of record at the close of business on March 17, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 124,943,144 shares of our common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares of Common Stock Registered in Your Name

If on March 17, 2023, your shares of common stock were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote online at the virtual Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker or Bank

If on March 17, 2023, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the virtual meeting unless you request and obtain a valid proxy from your broker or other agent.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us at our principal executive offices (12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, Attention: Investor Relations) either a written notice of revocation or a duly executed proxy card bearing a later date, or by virtually attending the Annual Meeting and voting. Attendance at the Annual Meeting will not, by itself, revoke a proxy. For shares held in street name by beneficial owners, holders may change their votes by submitting a later dated voting instruction form to their brokers, banks or other nominees or, if they have a 16-digit control number, by virtually attending the Annual Meeting and voting.

Solicitation of Proxies

This solicitation of proxies is made by us and all related costs will be borne by us. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, without additional compensation, personally or by electronic or regular mail, telephone or facsimile.

Voting

Each share of common stock outstanding on the Record Date is entitled to one vote for each director to be elected and one vote on each other matter to be voted on. Stockholders do not have cumulative voting rights.

Voting in Advance of the Annual Meeting

You may vote your shares in advance of the Annual Meeting by Internet, telephone or by mail.

By Internet: You may vote your shares by Internet as instructed on the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

By Telephone: You may vote your shares by telephone as instructed in your paper proxy card, if you request one.

By Mail: You may vote your shares by mail if you request a paper proxy card. If you receive multiple proxy cards, you should sign and date each proxy card you receive. When a proxy card is properly dated, executed and returned, the shares represented by such proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder as set forth on the proxy card. If no specific instructions are given, the shares will be voted in accordance with the Board’s recommendation, as follows:

•	“FOR” the election of each director nominee (Proposal 1);

•	“FOR” the approval of the compensation of our Named Executive Officers (Proposal 2);

•	for a frequency of every “ONE YEAR” for future advisory votes to approve the compensation of our Named Executive Officers (Proposal 3);

•	“FOR” the approval of the amendment to the 2019 Plan (Proposal 4);

•	“FOR” the approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock (Proposal 5); and

•	“FOR” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 6).

In addition, shares will be voted at the discretion of the individuals designated as proxies on the proxy card on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting During the Annual Meeting

You may vote by accessing the webcast online at www.virtualshareholdermeeting.com/AWH2023, having the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card available, and following the instructions. If you own shares as a beneficial owner through a broker, bank or nominee and do not have a 16-digit control number, you must contact the broker, bank or nominee that holds your shares for instructions on how to vote during the Annual Meeting.

Quorum; Required Votes; Abstentions; Broker Non-Votes

Quorum

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Stockholders attending the Annual Meeting via webcast are deemed to be present “in person”. When shares are properly voted in accordance with the procedures above, such shares are counted in determining whether a quorum exists, even if the shares are voted “ABSTAIN.” Broker non-votes (as defined below) are also counted for purposes of determining a quorum.

Required Votes

The proposal to elect directors (Proposal 1) in an uncontested election requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting in person or by proxy and entitled to vote.

The proposals to approve the compensation of our Named Executive Officers (Proposal 2), to approve the amendment to the 2019 Plan (Proposal 4), and to ratify the selection of BDO USA, LLP as our independent registered public accounting firm (Proposal 6) each require the affirmative vote of a majority of the votes properly cast at the Annual Meeting in person or by proxy and entitled to vote.

On the proposal to approve the amendment to the Company’s Certificate of Incorporation (Proposal 5), the affirmative vote of a majority of the shares outstanding is required.

On the proposal regarding the frequency of future advisory votes to approve the compensation of our Named Executive Officers (Proposal 3), for the three choices of every one year, every two years or every three years, the choice receiving the most votes at the Annual Meeting will be the frequency recommended by the stockholders.

Abstentions

Abstentions will be counted towards the vote total for each of Proposal 2, Proposal 3, Proposal 4, Proposal 5 and Proposal 6 and will have the same effect as “Against” votes. Abstentions will have no effect on the outcome of Proposal 1.

Broker Non-Votes

If a stockholder holds shares in the name of a broker, bank or nominee (this is called “street name”), the broker, bank or nominee will send to the stockholder a voting instruction form with this proxy statement. The broker, bank or nominee is not permitted to vote on the stockholder’s behalf on certain matters that are not “routine,” such as the proposals regarding the election of the director nominees and the approval of executive compensation, unless the stockholder provides specific instructions by completing and returning the voting instruction form (these uninstructed votes are termed “broker non-votes”). Broker non-votes are not treated as entitled to vote on these proposals and, therefore, are not counted for purposes of determining the number of votes cast with respect to these particular proposals.

Broker non-votes will have no effect on the outcome of the votes with respect to the proposals to elect the director nominees (Proposal 1), to approve the compensation of our Named Executive Officers (Proposal 2), or regarding the frequency of future advisory votes to approve the compensation of our Named Executive Officers (Proposal 3), or to approve the amendment to the 2019 Plan (Proposal 4).

The proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm (Proposal 6) and the proposal to approve the amendment to the Company’s Certificate of Incorporation (Proposal 5) are each considered a routine matter, and the broker, bank or nominee is allowed to vote the shares in street name, without receiving specific instructions from stockholders on how to vote the shares on those proposals.

Postponement or Adjournment of the Annual Meeting

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponement or adjournment using the control number.

Results of the Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Householding of Proxy Materials

Some banks, brokers and other nominee registered holders may be “householding” our proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, or copies of our proxy statement and annual report to stockholders, to you if you request such copies prior to April 25, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your 16-digit control number in the subject line. If you want to receive separate copies in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.

Submission of Stockholder Proposals for the 2024 Annual Meeting

In order to be eligible for inclusion in the Company’s proxy statement and form of proxy for the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), stockholder proposals must comply with Rule 14a-8(e) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules. Rule 14a-8 requires that stockholder proposals be delivered to our principal executive offices no later than 120 days before the one-year anniversary of the release date of the previous year’s annual meeting proxy statement. Accordingly, if you wish to submit a proposal to be considered for inclusion in the proxy statement for our 2023 Annual Meeting, you must submit the proposal in writing to Aspira Women’s Health Inc., 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, Attention: Corporate Secretary. We must receive the proposal by November 30, 2023 in order to consider it for inclusion in the proxy statement for our 2024 Annual Meeting.

Stockholder proposals and director nominations not included in our proxy statement for our 2024 Annual Meeting will not be eligible for presentation at the meeting unless they comply with the advance notice requirements set forth in our Bylaws, including that the stockholder gives timely notice of the proposal or nomination in writing to our principal executive offices. To be timely, stockholder proposals must be received by a reasonable time before the Company begins to print and send our proxy materials and director nominations must be received by us on or before the later of 5:00 p.m. Eastern Time on the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth (10th) day following the date on which Public Disclosure of the date of such annual meeting was first made. Our Bylaws contain provisions regarding information that must be set forth in a stockholder’s notice or otherwise provided in connection with stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE VOTE BY INTERNET OR TELEPHONE TODAY OR REQUEST A PROXY CARD TO SIGN, DATE AND RETURN BY MAIL AS SOON AS POSSIBLE.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote your shares upon specific instructions from you. Please contact the person responsible for your account at your broker or bank to ensure that a proxy is voted on your behalf.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of five members, three of whom have been re-nominated for election at the Annual Meeting: Celeste R. Fralick, Ph.D., Veronica G.H. Jordan, Ph.D, and Nicole Sandford. In addition, the Board has nominated three new individuals for election at the Annual Meeting: Stefanie Cavanaugh, Jannie Herchuk, and Lynn O’Connor Vos. Robert Auerbach and Ruby Sharma are not standing for reelection to the Board when their terms expire at the Annual Meeting. Our Nominating and Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, or through such other methods as our Nominating and Governance Committee deems to be helpful to identify candidates. Ms. Cavanaugh and Ms. Herchuk were both recommended as nominees to the Board by Ms. Sandford, our President and Chief Executive Officer. Ms. O’Connor Vos was introduced to the Board by Ellig Group, a professional search firm engaged by the Nominating and Governance Committee.

If elected by our stockholders, each of the six nominees named below will serve for a one-year term expiring at the 2024 Annual Meeting. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. Stockholders may not vote for more than six nominees. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

In evaluating the suitability of individual Board members, our Nominating and Governance Committee takes into account many factors such as general understanding of various business disciplines (e.g., marketing or finance), understanding of the Company’s business environment, educational and professional background, judgment, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to Board duties. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group with diverse and relevant experience that can best perpetuate the Company’s success and represent stockholder interests through sound judgment.

Nominees for Director

Information regarding the nominees for the Board of Directors is set forth below. The Company has no reason to believe that the nominees would be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the Board to fill the vacancy.

Stefanie Cavanaugh, age 57, has been a senior financial executive for healthcare companies for over 30 years. Ms. Cavanaugh has served as Chief Financial Officer of Giving Home Health Care, an at-home healthcare services company, since August 2022. From February 2015 to January 2022, Ms. Cavanaugh was the Chief Financial Officer of Apollo Endosurgery, Inc. (Nasdaq: APEN), a publicly traded medical technology company. She worked closely with the Board and Chief Executive Officer to develop guidance and investor communications and raised over $170 million in debt and equity financing to support Apollo’s strategic and organizational objectives. Ms. Cavanaugh began her career as an auditor at Ernst & Young after earning her B.B.A. in Accounting and Finance at the University of Texas at Austin. Ms Cavanaugh is a licensed CPA in the state of Texas.

Our Board has determined that based upon Ms. Cavanaugh’s extensive financial expertise and leadership and her extensive experience in the medical industry, she has the qualifications and skills to serve as a member of our Board.

Celeste R. Fralick, Ph.D., age 67, was appointed to the Board in February 2022. Dr. Fralick retired in 2022 as Chief Data Scientist at McAfee (Nasdaq: MCFE), a cybersecurity company, which was spun-off from Intel Corporation in 2017. Prior to her position at McAfee, Dr. Fralick served as Principal Engineer and Chief Technology Officer at Intel (Nasdaq: INTC). Since 2018, Dr. Fralick has served as Scientific Advisor to Innovatio, a privately held health predictive analytics company. She has also served as Managing Principal at Prukinje Science and Technology, LLC, a privately held data analytics consulting business, since 2019 and as a director for Prime Genomics, a privately held cancer diagnostic company, since 2020. Dr. Fralick earned a B.Sc. in Microbiology and Chemistry from Texas Tech University and a Ph.D. in Bioengineering from Arizona State University.

Our Board has determined that based upon Dr. Fralick’s extensive executive-level leadership and management experience in technology and health sciences, she has the qualifications and skills to serve as a member of our Board.

Jannie Herchuk, age 60, retired from Deloitte & Touche LLP in 2022 where she served in various roles since 1984. Ms. Herchuk served most recently on the Deloitte LLP board of directors and led strategic initiatives and practices. As the audit partner for some of the firm’s most important healthcare and life sciences companies, Ms. Herchuk oversaw her client’s preparation of financial statements and led audit engagements for public and private companies. She was responsible for concluding on the fairness of those financial statements and the related internal controls over financial reporting. Ms. Herchuk has routinely attended client board and audit committee meetings throughout her career. Ms. Herchuck received her B.B.A. in Accounting from Texas A&M University and is a licensed CPA in the state of Texas.

Our Board has determined that based upon Ms. Herchuk’s extensive industry experience and financial accounting, SEC reporting, internal controls, and auditing expertise, she has the qualifications and skills to serve as a member of our Board.

Veronica G.H. Jordan, Ph.D., age 72, became a director of Aspira in December 2014 and serves as the Chair of the Board, Chair of our Compensation Committee and a member of our Audit Committee. Since 2007 she has served as an advisor to companies developing novel healthcare products and services. Previously, from 2001 to 2006, she was President and Chief Executive Officer of Medelle Corporation, a medical device company in women’s health. Prior to that, Dr. Jordan served for fourteen years in various executive positions at PAREXEL International Corporation. Earlier, she held business leadership roles at Biogen and managed an R&D department for Baxter International. Dr. Jordan served as a director of Albany Molecular Research Inc. (formerly Nasdaq:AMRI) from 2006 to 2016. She currently serves on the board of Bicycle Therapeutics (Nasdaq: BCYC) and was previously Board Chair for Royal Neighbors of America, a private life insurance company. In addition, Dr. Jordan currently serves on the board of The Ovarian Cancer Research Alliance, a not-for-profit organization focused on research, advocacy and patient support. She earned a B.Sc. in Biochemistry from Cambridge University and a Ph.D. in Biochemistry/Cell Biology from Oxford University. Dr. Jordan holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.

Our Board has determined that based upon Dr. Jordan’s extensive experience in the life sciences industry, including relevant experience as a current and prior director and as an executive officer, she has the qualifications and skills to serve as the Chair of our Board.

Lynn O’Connor Vos, age 67, is a healthcare CEO and Board Director with significant experience across product launches, global marketing, digital health, and M&A. Ms. Vos is president of VosHealth LLC a healthcare consultancy firm established in November 2020. Prior to that, she served as the Interim CEO of Modular Medical, Inc., a medical device company, from August 2021 to February 2022. She also served as president and CEO of the Muscular Dystrophy Association from October 2017 to November 2020. Previously, she spent almost 30 years as CEO of Greyhealth Group (and its predecessor company), where she built a global healthcare communications firm and worked on launches for clients across the pharmaceutical, biotech, surgical, and diagnostic sectors. Lynn currently serves on the boards of OptimizeRX (Nasdaq: OPRX) and Modular Medical (Nasdaq: MDD) and is the chair of the board of Medisafe (a privately held company). She previously served on the board of nTelos (Nasdaq: NTLS), prior to the sale to Shentel, and on the boards of several WPP investment portfolio companies. She has served on audit, compensation, nominating and governance and executive committees. She has significant nonprofit board experience with The Jed Foundation, Multiple Myeloma Research Foundation (MMRF), Healthcare Businesswomen’s Association (HBA) and a trustee of The Windward School and the YMCA of the City of New York. Lynn was named the Woman of the Year by the Healthcare Businesswomen’s Association in 2005. She was also a member of the Kraft Precision Medicine Accelerator at Harvard Business School focused on innovation and improving outcomes in oncology and rare diseases. She earned a B.S. in Nursing from Alfred University.

Our Board has determined that based upon Ms. O’Connor Vos’s extensive experience in the healthcare industry, including relevant experience as a current and prior director and as an executive officer, she has the qualifications and skills to serve as a member of our Board.

Nicole Sandford, age 52, was appointed to our Board in February 2021 and has served as our President and Chief Executive Officer since March 2022. Ms. Sandford brings more than three decades of executive and leadership experience to the role as an innovator, business leader and sought-after advisor to CEOs and Boards on strategy, operations, human capital, governance, and risk. She spent over 27 years with global consultancy, Deloitte, where she launched new ventures, transformed underperforming practices, and led mature businesses including the firm’s flagship Regulatory and Operational Risk practice. She started her career with Deloitte as an auditor specializing in high-growth global companies in the technology, healthcare and industrial sectors and advising on complex transactions including mergers and acquisitions, financings, and securities offerings. Ms. Sandford is a member of the Advisory Board for Ellig Group, a boutique human capital and strategy consultancy, and an Emeritus Member of the Weinberg Center at the University of Delaware and the patient representative for the Greenwich Hospital Breast Cancer Accreditation Committee. She was previously the Board Chair of Girl Scouts of Connecticut, and Board Member of the Stamford Public Education Foundation. Ms. Sandford received her B.B.A. in Accounting from Niagara University.

Our Board has determined that based upon Ms. Sandford’s extensive financial expertise and experience in leadership, including relevant experience as our President and Chief Executive Officer and as an executive officer, she has the qualifications and skills to serve as a member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

The Board has affirmatively determined, after considering all relevant facts and circumstances, that each of Stefanie Cavanaugh, Celeste R. Fralick, Jannie Herchuk, Veronica G.H. Jordan and Lynn O’Connor Vos is an independent director, as the term is currently defined under Nasdaq Listing Rule 5605( a)(2) and that Dr. Jordan qualifies as an “outside” director within the meaning of Internal Revenue Code Section 162(m) and as a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Nicole Sandford is not an independent director because she currently serves as our President and Chief Executive Officer.

Board Leadership Structure

The Board believes that the leadership structure of the Board is a matter that should be evaluated and determined by the Board from time to time, based on the then-relevant facts and circumstances. The Board has chosen to separate the roles of Chief Executive Officer and Chair of the Board. This enables our President and Chief Executive Officer, Nicole Sandford, to focus on the day-to-day operation of our business, including strategic and operational plans to scale and transform the business to support Aspira’s planned growth, while allowing Veronica Jordan, the Chair of the Board, to focus on leadership of the Board and advancing Aspira’s thought leadership, including enterprise value drivers, new products and strategic commercial, scientific and advocacy partnerships. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight and management, the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall corporate governance.

Role of the Board in Risk Oversight

The Board is involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, and particularly the Audit Committee and Nominating and Governance Committee, but the full Board has retained responsibility for general oversight of risks.

The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers and department heads responsible for oversight of particular risks within the Company.

With respect to cybersecurity, the Audit Committee works closely with and receives updates from management at least annually on matters related to cybersecurity. Employees receive cybersecurity training at least annually. The Company maintains cyber liability insurance coverage.

With respect to human capital-related risk exposures, the Compensation Committee works closely with management on matters related to significant compensation and equity decisions.

The Audit Committee reviews and assesses corporate responsibility matters, including environmental and social risks.

Meetings of the Board of Directors

Our Board establishes overall policies and standards and reviews the performance of management. The Board held eleven meetings in 2022. Each director, other than Celeste Fralick, attended 75% or more of the aggregate number of meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director. Dr. Fralick was unable to attend several meetings of the Board for personal medical reasons. Applicable Nasdaq listing standards require that the independent directors meet at least twice a year, and perhaps more frequently from time to time in executive session. In 2022, our independent directors met in regularly scheduled executive sessions at which only independent directors were present. It is our policy to request that all Board members attend the annual meeting of stockholders. We held our most recent annual meeting of stockholders on June 23, 2022 and all members of the Board standing for re-election attended the meeting.

Audit Committee

The Audit Committee of the Board was established by the Board to oversee our corporate accounting and financial reporting processes, systems of internal control over financial reporting and the quality and integrity of our financial statements and reports. In addition, the Audit Committee oversees the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee also recommends to the Board the appointment of our independent registered public accounting firm.

The Audit Committee is currently composed of three directors: Ms. Sharma (Chair), Dr. Auerbach and Dr. Jordan. Following the Annual Meeting, the Audit Committee will be composed of Ms. Herchuk (Chair), Dr. Jordan and Ms. Cavanaugh. The Audit Committee is governed by a written charter adopted by the Board. The Audit Committee charter can be found in the Investor Overview & Financial Information section of our website at www.aspirawh.com. The Audit Committee met five times in 2022. The Board has determined that all members of our Audit Committee are independent pursuant to applicable Nasdaq and SEC requirements. The Board has also determined that Ms. Sharma qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making the determination that Ms. Sharma, Ms. Herchuk and Ms. Cavanaugh qualifies as an “audit committee financial expert,” the Board made a qualitative assessment of Ms. Sharma’s, Ms. Herchuk and Ms. Cavanaugh level of knowledge and experience based on a number of factors, including their prior audit education as well as their prior audit experience.

Report of the Audit Committee

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal financial controls. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2022 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, which audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2022. In addition, the Audit Committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC. The Audit Committee has also received from BDO the written disclosures and the letter required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed with BDO the firm’s independence from the Company and its management. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Respectfully Submitted by:

Members of the Audit Committee

Ruby Sharma, Chair

Robert Auerbach, M.D.

Veronica G.H. Jordan, Ph.D.

Compensation Committee

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs. The Compensation Committee approves the compensation (i.e., salary, bonus and stock-based compensation grants) and other terms of employment or service of our Chief Executive Officer and other executive officers and administers the 2019 Plan. The Compensation Committee also reviews and recommends for the Board’s approval the compensation for members of the Board. The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Our executive officers recommend to the Compensation Committee business performance targets and objectives and provide background information about the Company’s underlying strategic objectives. Our Chief Executive Officer generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process. Our executive officers are not present or involved in deliberations concerning their own compensation.

The Compensation Committee is currently composed of two directors: Dr. Jordan (Chair) and Dr. Auerbach. Following the Annual Meeting, the Compensation Committee is expected to be composed of Dr. Jordan and Ms. O’Connor Vos. The Board has determined that the members of our Compensation Committee are independent pursuant to applicable Nasdaq and SEC requirements. The Compensation Committee has adopted a written charter that can be found in the Investor Overview & Financial Information section of our website at www.aspirawh.com. The Compensation Committee met five times in 2022.

The Compensation Committee retained Arnosti Consulting, Inc., (“Arnosti”), as its independent compensation consultant during 2022. The Compensation Committee requested that Arnosti assist in evaluating the efficacy of our existing compensation strategy and practices for executives. As part of its engagement, our Compensation Committee requested that Arnosti develop a group of peer companies to use as a reference in making compensation decisions, evaluating current pay practices and considering different compensation programs and best practices. Following an active dialogue with Arnosti, the Compensation Committee recommended that the Board approve the recommendations of Arnosti.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying individuals qualified to serve as members of the Board, recommending to the Board nominees for election as our directors, and providing oversight with respect to corporate governance and ethical conduct.

Our Nominating and Governance Committee currently consists of Dr. Fralick (Chair) and Ms. Sharma. Following the Annual Meeting, the Nominating and Governance Committee is expected to be composed of Dr. Fralick and Ms. O’Connor Vos. The Board has determined that the members of our Nominating and Governance Committee are independent pursuant to applicable Nasdaq listing standards. The Nominating and Governance Committee has adopted a written charter that can be found in the Investor Overview & Financial Information section of our website at www.aspirawh.com. The Nominating and Governance Committee met three times in 2022.

The information below describes the criteria and process that the Nominating and Governance Committee uses to evaluate candidates for selection to the Board.

Board Membership Criteria

The Nominating and Governance Committee is responsible for assessing the appropriate balance of experience, skills and characteristics required of directors. Nominees for director are selected on the basis of depth and breadth of experience, knowledge, integrity, ability to make independent analytical inquiries, understanding of our business environment, the willingness to devote adequate time to Board duties, the interplay of the candidate’s experience and skills with those of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Process for Identifying and Evaluating Nominees

The Nominating and Governance Committee initiates the process for identifying and evaluating nominees to the Board by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from members of the Board, management and, if the Nominating and Governance Committee deems appropriate, a third-party search firm. Candidates are evaluated by the Nominating and Governance Committee on the basis of the factors described above under “Board Membership Criteria.” With respect to candidates for initial election to the Board, the Nominating and Governance Committee also reviews biographical information and qualifications and checks the candidates’ references. Qualified candidates are interviewed by at least one member of the Nominating and Governance Committee. Serious candidates meet, either in person or by telephone, with all members of the Nominating and Governance Committee and as many other members of the Board as practicable.

Using the input from interviews and other information obtained, the Nominating and Governance Committee evaluates which of the prospective candidates is qualified to serve as a director and whether the committee should recommend that the Board nominate, or elect to fill a vacancy with, a prospective candidate. Candidates recommended by the Nominating and Governance Committee are presented to the Board for selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

The Nominating and Governance Committee and/or the Board will consider nominees for director who are recommended by our stockholders, provided that written notice of any such recommendation is received by our Corporate Secretary within the timeframe established by our Bylaws with respect to director nominations by stockholders (see “Information About the Annual Meeting and Voting—Submission of Stockholder Proposals for the 2023 Annual Meeting”). All candidates for directors, including those who have been properly recommended or nominated by a stockholder, are evaluated using the criteria and process described above.

Board Diversity Matrix

The following matrix is provided in accordance with applicable Nasdaq listing requirements and includes all director nominees, assuming the election of such nominees at the Annual Meeting.

Board Diversity Matrix (As of May 9, 2023)
Total Number of Directors			6
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	6	—		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	6	—		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Board Diversity Matrix (As of June 23, 2022)
Total Number of Directors			7
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	2		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	1	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	4	2		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Prohibition on Hedging

All directors, employees, consultants and contractors of the Company, together with their respective family members, are prohibited from entering into hedging or monetization transactions or similar arrangements with respect to the Company’s common stock, including the purchase or sale of puts or calls or the use of any other derivative instruments.

Code of Ethics

We have adopted the Aspira Women’s Health Inc. Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our officers, directors, employees, agents, contractors, and consultants. The Code of Ethics is available in the Investor Overview & Financial Information section of our website at www.aspirawh.com. We will disclose on our website any waiver of, or amendment to, the Code of Ethics as required by applicable SEC and Nasdaq requirements.

Stockholder Communications

Our stockholders may communicate directly with the Board or individual directors in writing, addressed to:

Board of Directors

c/o Corporate Secretary

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

The Corporate Secretary will review each stockholder communication. The Corporate Secretary will forward to the entire Board (or to members of a committee thereof, if the communication relates to a subject matter clearly within that committee’s area of responsibility) or to any individual director, as applicable, each communication, except those that constitute spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

BOARD COMPENSATION

Our director compensation program is designed both to attract qualified non-employee directors and to fairly compensate them for their substantial responsibilities and time commitment. Periodically, the Compensation Committee reviews and determines the adequacy of the compensation program for non-employee directors and, based upon the results of its review, the Compensation Committee may make recommendations regarding the compensation program for non-employee directors to the Board. Directors are eligible to elect a mix of restricted stock units (“RSUs”), stock option awards and cash awards. The 2022 non-employee director compensation program consisted of the following:

	Director Retainer
	RSUs (1)	Options (1)	Cash
Lead Independent Director	$62,500	$62,500	$25,000
Other Outside Directors	55,000	55,000	22,000
Chair of the Audit Committee	7,500	7,500	—
Other Audit Committee Members	3,750	3,750	—
Chair of the Compensation Committee	6,000	6,000	—
Other Compensation Committee Members	3,000	3,000	—
Chair of the Nomination and Governance Committee	3,000	3,000	—
Other Nomination and Governance Committee Members	2,000	2,000	—

(1)

Directors have the ability to elect either RSUs or a combination of RSUs and options. RSUs and stock option awards granted to non-employee directors vest 25% on April 1, 25% on June 1, 25% on September 1 and 25% on December 1, 2022, subject to their continued service through the applicable vesting date. Robert Auerbach and Ruby Sharma joined on June 23, 2022 and were granted prorated awards that vested 50% on September 1, 2022 and 50% on December 1, 2022. The vesting for all remaining directors were on the standard vesting schedule.

2022 Director Compensation Table

The table below presents the compensation earned by our non-employee directors for the year ended December 31, 2022. Neither Ms. Sandford nor Ms. Palmieri received any additional compensation for their service on the Board during 2022. Please see the “2022 Summary Compensation Table” for a summary of the compensation received by Ms. Sandford and Ms. Palmieri for their service as our Chief Executive Officer and Executive Chair during 2022.

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(1)(2)		Total
Robert Auerbach, M.D.(3)	$11,000	$30,000	(4)	$30,000	(5)	$71,000
Celeste Fralick, Ph.D.(6)	18,808	98,514	(7)	—		117,322
Veronica G.H. Jordan, Ph.D.	22,000	76,750	(8)	64,750	(9)	86,750
James T. LaFrance(10)	25,000	74,125	(11)	74,125	(12)	173,250
Ruby Sharma(13)	11,000	62,500	(14)	—		73,500

(1)

Reflects the grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), of RSUs and options granted in fiscal year 2022 by the Company under its 2019 Plan. The number of RSUs granted is determined by dividing the targeted grant value by a five-day trailing average price of our common stock for the week prior to the date of grant of the RSUs. In 2022, a price and target value was fixed in March 2022 when the trailing average price per share of our common stock was $1.0420 per share and in June 2022 when the trailing average price per share of our common stock was $0.5472. For additional information regarding the assumptions made in calculating these amounts, see Note 9, Employee Benefit Plans, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(2)

As of December 31, 2022, each individual who served as a non-employee director during 2022 held outstanding stock options to purchase an equal number of shares of Company common stock as follows: Dr. Auerbach – 83,799; Dr. Fralick – 0; Dr. Jordan—315,421; Mr. LaFrance—629,909 and Ms. Sharma—0. As of December 31, 2022, no individual who served as a non-employee director during 2022 held outstanding stock awards.

(3)	Dr. Auerbach was elected to the Board effective June 23, 2022.
(4)	Consists of 54,825 RSUs granted on June 23, 2022. As of December 1, 2022, all RSUs were fully vested.
(5)	Consists of options granted on June 23, 2022 to purchase 83,799 shares at an exercise price of $0.52 per share. As of December 1, 2022, all options were fully vested.
(6)	Ms. Fralick was appointed to the Board effective February 23, 2022.
(7)	Consists of 99,671 RSUs granted on March 31, 2022, of which 3,393 were cancelled without vesting on June 23, 2022. As of December 1, 2022, all RSUs were fully vested.
(8)	Consists of 73,656 RSUs granted on March 31, 2022, including 11,516 RSUs for her additional work done during 2022. As of December 1, 2022, all RSUs were fully vested.
(9)	Consists of options granted on March 31, 2022 to purchase 93,977 shares at an exercise price of $1.04 per share. As of December 1, 2022, all options were fully vested.
(10)	Mr. LaFrance resigned from the Board, effective December 15, 2022.
(11)	Consists of 72,937 RSUs granted on March 31, 2022, of which 1,800 were cancelled without vesting on June 23, 2022. As of December 1, 2022, all RSUs were fully vested.
(12)

Consists of options granted on March 31, 2022 to purchase 110,305 shares at an exercise price of $1.04 per share. On June 23, 2022, 2,722 options were cancelled without vesting. As of December 1, 2022, all 107,583 options were fully vested.

(13)	Ms. Sharma was elected to the Board effective June 23, 2022.
(14)	Consists of 114,218 RSUs granted on June 23, 2022. As of December 1, 2022, all RSUs were fully vested.

MANAGEMENT

Set forth below is a list of our executive officers as of March 17, 2023:

Name	Age	Positions
Nicole Sandford	52	President and Chief Executive Officer
Marlene McLennan	52	Interim Chief Financial Officer
Minh Merchant	50	General Counsel & Secretary
Ryan Phan, Ph.D.	52	Chief Scientific and Operating Officer

Biographical information about Ms. Sandford can be found under “Director Biographies and Qualifications.”

Marlene McLennan joined Aspira in December 2022 as our Interim Chief Financial Officer. Prior to joining the Company, Ms. McLennan served in numerous financial and operational leadership roles. From 2020 to 2022, she served as Chief Financial Officer of Vestige Healthcare, a hospital acquisition organization responsible for helping hospitals grow in a strategic and sustainable manner. From 2018 to 2020, Ms. McLennan served as Chief Financial Officer at Medytox Solutions Rennova, and from 2017 to 2018, Ms. McLennan served as Chief Financial Officer at MedBridge Healthcare. Prior to MedBridge Healthcare, Ms. McLennan acted as Chief Financial Officer for several other healthcare companies, including Barnes Healthcare Services, Monroe County Hospital, Pacer Health Corporate, and Gemstarr Financial. She began her career at Tenet Healthcare before moving to Columbia HCA, where she rose through the ranks in various roles during her 22-year tenure to become Chief Financial Officer. Ms. McLennan holds an M.B.A. in Management and Operations from the University of Miami and a Bachelor of Science in Finance from the University of Florida.

Minh Merchant joined Aspira in January 2022 as our General Counsel and Secretary. From March 2020 to November 2021, Ms. Merchant served as General Counsel, Corporate Secretary and Corporate Compliance Officer at Genome Medical Inc., a private tele-genomics company. From September 2016 to March 2020, she served as Associate General Counsel, Global Director of Litigation & Human Resources at Myriad Genetics (Nasdaq: MYGN). Ms. Merchant began her corporate career at McKesson Corporation (Nasdaq: MCK), a Fortune 5 company, where she served as Chief Counsel after almost one decade in private legal practice. Ms. Merchant graduated from UCLA School of Law where she was the Joseph Drown Fellow. Ms. Merchant has served as President of the Vietnamese American Bar Association of Northern California and was the inaugural co-chair of the National Conference of Vietnamese American Attorneys in 2008.

Dr. Ryan Phan, Ph.D. joined Aspira Women’s Health in July 2022 as our Chief Scientific and Chief Operating Officer. Prior to joining Aspira, Dr. Phan worked for CareDx where he served as Senior Vice President of Lab Services and Medical Director from July 2021 to August 2022 and as Vice President, Lab Operations and Medical Director from July 2020 to July 2021. He also served as the Chief Medical Director of the company’s CLIA and CAP accredited laboratories and played a key role in the expansion of the company’s product portfolio. From July 2017 to July 2020, Dr. Phan was Managing Director and Head of Regional Molecular Genetic Pathology and Cytogenetics at Kaiser Permanente in Northern California, where he led a series of programs related to strategic clinical development, laboratory expansion, and testing. Prior to that, Dr. Phan was a faculty member of the University of California at Los Angeles and Los Angeles VA Medical Center. Dr. Phan received his bachelors’ degree from the University of California at Berkeley and his Ph.D. from Columbia University. He completed his post-doctoral training in Cancer Genetics and Immunology at Harvard Medical School where he was a Cancer Research Institute Fellow and American Society of Hematology Scholar.

EXECUTIVE COMPENSATION

The following individuals who served as executive officers of the Company during 2022 were our “Named Executive Officers” for 2022:

Name	Positions
Nicole Sandford	President, Chief Executive Officer
Valerie B. Palmieri	Former Executive Chair of the Board, President, and Chief Executive Officer
Robert Beechey	Former Chief Financial Officer
Minh Merchant	General Counsel & Secretary
Ryan Phan, Ph.D.	Chief Scientific and Operating Officer

2022 Summary Compensation Table

The compensation earned by the Named Executive Officers for the years ended December 31, 2022 and December 31, 2021 was as follows:

Name and Principal Position	Year	Salary		Stock Awards(1)		Option Awards(1)		Non-Equity Incentive Plan Compensation		All Other Compensation(3)	Total
Nicole Sandford(4) President, Chief Executive Officer	2022	$416,667		$24,000	(5)	$63,845		$—		$493	$505,005
Valerie B. Palmieri(6) Former Executive Chair of the Board, President, and Chief Executive Officer	2022	$450,000		$—		$—		$—		$682	$653,182
	2021	$439,231		$—		$2,117,250		$135,000	(2)	$682	$2,692,163
Robert Beechey(7) Former Chief Financial Officer	2022	$276,667	(8)	$—		$101,425	(9)	$100,000	(10)	$625	$453,942
	2021	$280,000		$—		$705,750		$98,000	(2)	$682	$1,084,432
Minh Merchant (11) General Counsel & Secretary	2022	$322,708		$—		$104,550		$—		$625	$427,883
Ryan Phan, Ph.D.(12) Chief Scientific and Operating Officer	2022	$221,826		$—		$80,200		$—		$287	$302,313

(1)

Represents RSU and option awards granted to the Named Executive Officers. The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 9, Employee Benefit Plans, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	Amount represents annual incentive bonus for 2021.
(3)	All Other Compensation consists of Company paid insurance premiums.
(4)	Ms. Sandford was appointed as our President and Chief Executive Officer in March 2022.
(5)	Represents RSUs awarded to Ms. Sandford in lieu of director compensation for her services as an independent director prior to her appointment as President and Chief Executive Officer in March 2022.
(6)	Ms. Palmieri resigned as our President and Chief Executive Officer in March 2022 and as our Executive Chair in March 2023.
(7)	Mr. Beechey resigned as our Chief Financial Officer in November 2022.
(8)	Includes $20,000 earned pursuant to his post-employment consulting agreement.
(9)

Includes $24,775 in incremental accounting expense recognized in extension of the exercise period during which Mr. Beechey may exercise his options approved as part of the terms of his separation, computed in accordance with ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 9, Employee Benefit Plans, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(10)	Amount represents payment of incentive bonus related to the closing of the equity financing in August 2022.
(11)	Ms. Merchant was appointed as our General Counsel and Secretary in January 2022.
(12)	Dr. Phan was appointed as our Chief Scientific and Operating Officer in July 2022.

2022 Outstanding Equity Awards at Fiscal Year-End

The outstanding equity awards held by the Named Executive Officers as of December 31, 2022 were as follows. No Named Executive Officers held outstanding stock awards as of December 31, 2022.

	Option Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised options – unexerciscable	Option Exercise Price	Option Expiration Date		Vesting Commencement Date
Nicole Sandford	5,000	—	$1.05	3/1/2032		—
	—	100,000	$1.04	3/31/2032	(1)	3/31/2022
	5,000	—	$1.05	4/1/2032		—
	5,000	—	$0.70	5/2/2032		—
	5,000	—	$0.56	6/1/2032		—
	5,000	—	$0.73	7/1/2032		—
	5,000	—	$0.80	8/1/2032		—
	5,000	—	$0.53	9/1/2032		—
	5,000	—	$0.38	10/3/2032		—
	5,000	—	$0.39	11/1/2032		—
	—	5,000	$0.38	12/1/2032	(2)	12/1/2022
Valerie Palmieri(2)	175,000	—	$1.55	10/22/2024		—
	400,000	—	$1.95	1/2/2025		—
	450,000	—	$1.57	3/16/2026		—
	100,000	—	$0.89	11/7/2026		—
	450,000	—	$2.14	3/22/2027		—
	450,000	—	$1.11	4/13/2028		—
	125,000	—	$0.47	1/8/2029		—
	337,500	112,500	$1.29	3/26/2029	(1)	3/26/2019
	180,000	—	$0.82	2/12/2030		—
	250,000	250,000	$0.68	3/19/2030	(1)	3/19/2020
	112,500	337,500	$7.40	3/19/2031	(1)	3/19/2021
Robert Beechey	150,000	—	$2.05	12/17/2027		—
	150,000	—	$1.11	4/13/2028		—
	50,000	—	$0.47	1/8/2029		—
	112,500	37,500	$1.29	3/26/2029	(1)	3/26/2019
	60,000	—	$0.82	2/12/2030		—
	100,000	100,000	$0.68	3/19/2030	(1)	3/19/2020
	37,500	112,500	$7.40	3/19/2031	(1)	3/19/2021
	—	150,000	$1.04	3/31/2032	(1)	3/31/2022
Minh Merchant	—	150,000	$1.08	1/28/2032	(1)	1/4/2022
Ryan Phan	25,000	175,000	$0.77	7/5/2032	(3)	7/5/2022

(1)	Stock options vest in four equal annual installments beginning one year following the vesting commencement date.
(2)	Ms. Palmieri resigned as Executive Chair in March 2023 and her options ceased vesting on her resignation date.
(3)	Stock options vest 100% after one month following the grant date of December 1, 2022.
(4)	Stock options vest in eight equal quarterly installments beginning on October 1, 2022.

Compensation Program Overview

Base Salaries. Executive salaries are determined based on the data from our comparator group, an evaluation of each officer’s individual performance throughout the year, level of responsibility, overall salary structure, budget guidelines and assessment of our financial condition. We believe that this approach allows us to remain competitive in the market. The Compensation Committee normally reviews and adjusts as appropriate the base salaries for the Named Executive Officers in the first half of each calendar year. No changes were made to the base salaries and target incentive bonuses payable to the Named Executive Officers for 2023.

Annual Incentive Bonuses. Consistent with our objectives to tie a significant portion of the Named Executive Officers’ total compensation to our performance, all Named Executive Officers have a target bonus of a fixed percentage of their base salary. At the beginning of each fiscal year, the Compensation Committee establishes performance measures and goals. These are formulated into specific metrics on which to measure performance and attainment of goals during the year. The Compensation Committee typically assigns weightings to the various performance goals to provide a balanced approach to the various factors applied to determining bonus amounts. For 2021, these measures and goals, were designed to be challenging yet achievable with strong management performance. The Compensation Committee generally establishes the individual payout targets for each Named Executive Officer based on the executive’s position, level of responsibility and a review of the peer group. In March 2022, the Compensation Committee determined that the performance goals had been 40% achieved for each Named Executive Officer, which resulted in a 40% payout of the target bonus to each Named Executive Officer.

Equity Incentive Compensation. The equity component of our executive compensation program is designed to fulfill our performance alignment and retention objectives. In general, Named Executive Officers receive incentive stock option grants at the time of hire. Annually thereafter, they receive additional equity-based compensation as recommended by the Compensation Committee. Equity-based compensation is based on individual performance and contributions toward the achievement of our business objectives, as well as overall Company performance. The number of underlying shares that may be purchased pursuant to the stock options granted to each Named Executive Officer varies based on the executive’s position and responsibilities. The Compensation Committee granted equity-based compensation to the Named Executive Officers during the year ended December 31, 2022 in the form of stock options and RSUs, as described above in the Summary Compensation Table.

Executive Employment Agreements

Valerie Palmieri

In connection with Ms. Palmieri’s appointment to the position of Executive Chair of the Board, the Company and Ms. Palmieri entered into an amended and restated employment agreement, effective as of March 1, 2022. Pursuant to Ms. Palmieri’s employment agreement, the Company paid Ms. Palmieri an annual base salary of $450,000. In addition, Ms. Palmieri was eligible for a bonus of up to 75% of her base salary for achievement of mutually agreed upon goals established by the Company’s Board of Directors and the individual. The employment agreement ended on March 1, 2023.

Nicole Sandford

On March 1, 2023, the Company and Nicole Sandford entered into an amended and restated employment agreement (the “Sandford Agreement”) effective March 1, 2023. Pursuant to the Sandford Agreement, the Company will pay Ms. Sandford an annual base salary of $500,000. In addition, Ms. Sandford will be eligible for a discretionary bonus of up to 75% of her salary, with the amount to be determined by the Board in its sole and absolute discretion. If Ms. Sandford is terminated without cause or resigns for good reason (as these terms are defined in the Sandford Agreement), and provided that she complies with certain requirements (including signing a standard separation agreement release), under the Sandford Agreement: (i) she will be entitled to continued payment of her base salary as then in effect for a period of nine months following the date of termination; and (ii) she will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of nine months after termination or the time that she obtains employment with reasonably comparable or greater health and dental benefits. Additionally, the Employment Agreement provides that if Ms. Sandford’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Sandford Agreement), then, in addition to the benefits above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term). The Sandford Agreement also contains a non-solicitation provision that applies until 12 months after the termination of the Sandford Agreement.

Robert Beechey

Pursuant to a Consulting Agreement, dated November 10, 2022, Mr. Beechey will provide assistance to us on projects related to our finance department, including transitional assistance. In consideration for such services, the Company will pay at a rate $20,000 per month for up to 40 hours of service a month through May 31, 2023. Any time in excess of 40 hours of service a month shall require advance mutual agreement by the parties and shall be compensated at a rate of $400 per hour.

Minh Merchant

In connection with Ms. Merchant’s appointment to the position of General Counsel and Secretary, the Company and Ms. Merchant entered into an employment agreement (the “Merchant Agreement”), effective as of January 4, 2022. Pursuant to the Merchant Agreement, the Company will pay Ms. Merchant an annual base salary of $325,000. In addition, Ms. Merchant will be eligible for a discretionary bonus of up to 50% of her salary, with the amount to be determined by the Board in its sole and absolute discretion. If Ms. Merchant is terminated without cause or resigns for good reason (as these terms are defined in the Merchant Agreement), and provided that she complies with certain requirements (including signing a standard separation agreement release), under the Merchant Agreement: (i) she will be entitled to continued payment of her base salary as then in effect for a period of nine months following the date of termination; and (ii) she will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of nine months after termination or the time that she obtains employment with reasonably comparable or greater health and dental benefits. Additionally, the Employment Agreement provides that if Ms. Merchant’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Merchant Agreement), then, in addition to the benefits above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term). The Merchant Agreement also contains a non-solicitation provision that applies until 12 months after the termination of the Merchant Agreement.

Ryan Phan, Ph.D.

In connection with Dr. Phan’s appointment to the position of Chief Scientific and Operations Officer, the Company and Dr. Phan entered into an employment agreement (the “Phan Agreement”), effective as of July 5, 2022. Pursuant to the Phan Agreement, the Company will pay Dr. Phan an annual base salary of $450,000. In addition, Dr. Phan will be eligible for a discretionary bonus of up to 75% of his salary, with the amount to be determined by the Board in its sole and absolute discretion. During the term of his employment, Dr. Phan will be entitled to the Company’s standard benefits covering employees at his level. If Dr. Phan is terminated without cause or resigns for good reason (as these terms are defined in the Phan Agreement), and provided that he complies with certain requirements (including signing a standard separation agreement release), under the Phan Agreement: (i) he will be entitled to continued payment of his base salary as then in effect for a period of six months following the date of termination; and (ii) he will be entitled to continued health and dental benefits through COBRA premiums paid by the Company until the earlier of six months after termination or the time that he obtains employment with reasonably comparable or greater health and dental benefits. Additionally, the Employment Agreement provides that if Dr. Phan’s employment is terminated without cause or for good reason within the 12-month period following a change of control (as such term is defined in the Phan Agreement), then, in addition to the benefits above, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination (subject to earlier expiration at the end of the option’s original term). The Phan Agreement also contains a non-solicitation provision that applies until 12 months after the termination of the Phan Agreement.

2023 Base Salaries and Target Incentive Bonuses

Severance and Change in Control Arrangements.

Under the terms of the Named Executive Officer’s employment agreements, each is eligible to receive severance benefits upon a termination by the Company without cause or by the executive officer due to good reason. The Compensation Committee believes that these arrangements are important to attract and retain executive officer talent as many of the peer group companies provide similar benefits.

In addition, the Compensation Committee believes that executive officers have a greater risk of job loss or modification as a result of a change in control transaction than other employees. Accordingly, the employment agreements include change in control provisions under which they will receive certain payments and benefits upon qualifying terminations that follow a change in control. The principal purpose of the change in control provisions is to provide executive officers with appropriate incentives to remain with us before, during and after any change in control transaction by providing the executive officers with security in the event their employment is terminated or materially changed following a change in control. By providing this type of security, the employment agreements help ensure that the executive officers support any potential change in control transaction that may be considered in the best interests of our stockholders, even while the transaction may create uncertainty in the executive officer’s personal employment situation. The Compensation Committee believes that salary and benefits for one year for our President and Chief Executive Officer and nine months for our Chief Financial Officer are reasonable and appropriate to achieve the desired objectives of the agreements.

The following table set forth amounts payable to the Named Executive Officers if such officer had been terminated as of December 31, 2022.

Pursuant to Mr. Beechey’s separation agreement with the Company, in return for his release of claims, the Company agreed to continue vesting Mr. Beechey’s stock options through May 31, 2023, and such vested stock options will remain exercisable until March 31, 2024.

Ms. Palmieri did not receive any severance or change in control benefits in connection with her termination.

Name	Termination Scenario	Continued Payment of Base Salary(4)	Immediate Vesting of Stock Options(5)	Health and Dental Insurance Benefits(6)
Nicole Sandford(1)	Termination(2)	$83,333	$—	$3,688
	Within 12 Months After Change-in Control(3)	83,333	—	3,688
	For cause	—	—	—
Minh Merchant	Termination(2)	243,750	—	$16,594
	Within 12 Months After Change-in Control(3)	243,750	—	16,594
	For cause	—	—	—
Ryan Phan	Termination(2)	$225,000	$—	$15,416
	Within 12 Months After Change-in Control(3)	225,000	—	15,416
	For cause	—	—	—

(1)

Reflects benefits to which she was entitled based on her Employment Agreement as in effect on December 31, 2022. Pursuant to her Amended and Restated Employment Agreement, effective March 1, 2023, she would be entitled to continued payment of her base salary and continued health and dental benefits for up to 9 months following her termination. Additionally, the Employment Agreement provides that if Ms. Sandford’s employment is terminated without cause or for good reason within the 12-month period following a change of control, 100% of any then-unvested options to purchase Company common stock previously granted by the Company will vest upon the date of such termination.

(2)

Termination includes the following separation scenarios: involuntary termination not for cause or resignation for good reason (in all cases, assuming the executive is not entering into competitive or other activity detrimental to us).

(3)

Termination of employment by us for reasons other than for cause or by the Named Executive Officer for good reason within the 12-month period following a change in control (as defined in the respective employment agreements).

(4)	Payments are to be paid periodically in accordance with the Company’s standard payroll practices and are contingent upon execution of a standard release.
(5)

Reflects the difference between the exercise price of all options that would have vested upon such a termination and $0.33 (the December 30, 2022 closing price of our common stock). These amounts are in addition to the existing value of options vested at December 31, 2022. As of December 31, 2022, all of our Named Executive Officer’s unvested stock options had exercise prices in excess of $0.33 per share.

(6)

Assumes each Named Executive Officer does not obtain employment with reasonably comparable or better health and dental benefits within the time period specified in the respective employment agreements.

Other Benefits.

Our Named Executive Officers participate in our standard employee benefits programs, including medical, dental, vision, life, short-term and long-term disability insurance, 401(k) Plan and flexible spending accounts.

Equity Compensation Plan Information

The number of shares of the Company’s common stock to be issued upon exercise of outstanding stock options and other stock awards, the weighted-average exercise price of outstanding stock options and the number of shares available for future stock option grants and other stock awards under equity compensation plans as of December 31, 2022, were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in First Column)
Equity compensation plans approved by security holders(1)	9,828,424	$1.95	3,576,486
Equity compensation plans not approved by security holders	—	—	—

Total	9,828,424		3,576,486

(1)	The equity compensation plans approved by security holders are described in Note 9 to our financial statements included in our Annual Report.

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED

EXECUTIVE OFFICERS

At the 2017 annual meeting of stockholders (“2017 Annual Meeting”), the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of Named Executive Officers every one, two or three years. In accordance with the vote results at the 2017 Annual Meeting, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation.

The Board is asking stockholders to approve, on an advisory basis, the Company’s executive compensation, as described in this proxy statement, for its named executive officers. The advisory vote to approve executive compensation is non-binding. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board, but rather the overall compensation of the Company’s Named Executive Officers as described in this proxy statement (including the compensation tables and related narrative disclosures). We believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s Named Executive Officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

For the reasons discussed above, the Board of Directors is asking you to indicate your support for our Named Executive Officer compensation by voting “FOR” the following “say-on-pay” resolution at the Annual Meeting:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC, is hereby APPROVED.”

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at our annual meeting. Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2024 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION

RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY

STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an opportunity to indicate their preference regarding how frequently we should solicit a non-binding stockholder advisory vote on the compensation of our Named Executive Officers as disclosed in our proxy statements. By voting on this proposal, you may indicate whether you would prefer that we hold an advisory vote on executive compensation every one year, every two years or every three years.

The Board has determined that stockholders should have an opportunity every year to vote on the compensation of our Named Executive Officers. In reaching this determination, the Board considered that a one-year cycle will allow investors to provide more consistent feedback on the effectiveness of our short- and long-term compensation strategies and the related business outcomes for the Company so that our Board and the Compensation Committee can thoughtfully respond to stockholders’ sentiments and implement any necessary changes to our executive compensation policies and procedures. The Board is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every year.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation. This is an advisory vote, which means that this proposal is not binding. Regardless, our Board and Compensation Committee value the opinions expressed by stockholders and will consider our stockholders’ vote. Nonetheless, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.

While we believe that a vote every year is the best choice for us, you are not voting to approve or disapprove our recommendation, but rather to make your own choice among a vote every one year, every two years or every three years. You may also abstain from voting on this Proposal. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders. If no frequency receives a majority of the votes held by holders present in person or represented by proxy at the Annual Meeting, then no frequency will be deemed a frequency preferred by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 3.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE ASPIRA WOMEN’S

HEALTH INC. 2019 STOCK INCENTIVE PLAN

The Board recommends that the stockholders approve an amendment (the “Amendment”) to the Aspira Women’s Health Inc. 2019 Stock Incentive Plan (the “2019 Plan”) to effectuate an increase in the number of shares of common stock of the Company authorized to be granted under the 2019 Plan by 5,000,000 shares and increase the maximum number of awards that may be granted as incentive stock options under the 2019 Plan to a total of 30,492,283 shares. Stockholder approval of the Amendment will provide the Company with flexibility to grant awards from a pool of shares available under the 2019 Plan for purposes of recruiting, retaining, motivating and rewarding participants in the 2019 Plan. Upon the recommendation of the Compensation Committee, the Board has approved the Amendment and has directed that it be submitted for stockholder approval at the Annual Meeting. This Proposal 4, if approved, would become effective upon stockholder approval. If stockholders do not approve the Amendment, grants will continue to be made under the 2019 Plan as currently in effect to the extent shares of common stock are available. All share numbers referenced in this Proposal will be subject to capitalization adjustments, including adjustment as a result of the Reverse Stock Split. As of March 17, 2023, there were 124,943,144 shares of common stock outstanding.

Background

The 2019 Plan was initially adopted by the Board in May 2019 and approved by our stockholders in June 2019. A total of 10,492,283 shares of common stock, consisting of 8,000 shares subject to options under the 2019 Plan, plus the number of available shares of common stock for future grant under the Vermillion, Inc. Second Amended and Restated 2010 Stock Incentive Plan or any other equity plan maintained by the Company that was outstanding as of the effective date of the 2019 Plan (each, a “Prior Plan”) as of the date on which stockholders approved the 2019 Plan were initially available for awards under the 2019 Plan. As of March 17, 2023, there were 7,344,238 shares subject to outstanding options, and 175,132 RSUs outstanding, and 1,578,979 shares remained available for grant. The Amendment would increase the number of shares of common stock available for future awards under the 2019 Plan as of the date of stockholder approval of the Amendment by 5,000,000. Based on the Company’s current stock price and grant history, the Company anticipates that this share pool as being necessary for future awards to employees, directors and consultants for approximately the next two years.

The Board believes that granting equity-based compensation awards to our officers, employees, directors and consultants is an effective means to provide appropriate incentives for sustaining our financial and operating performance and leadership excellence, to align the interests of award recipients with those of our stockholders and to encourage them to remain with us for long and productive careers. If the Amendment is not adopted, the Board believes it will have significant difficulties in recruiting, retaining, motivating and rewarding officers and employees, making it difficult for the Company to continue operating.

Summary of the 2019 Plan

At the Annual Meeting, our stockholders will be asked to approve the Amendment. The Amendment was approved by our Board on March 16, 2023, subject to stockholder approval. If the Amendment is adopted by our stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. If the Amendment is not adopted by our stockholders, the Company will continue to operate the 2019 Plan pursuant to its current provisions, but with the 2019 Plan name updated to reflect our new corporate name. The following description is a summary only and is qualified in its entirety by reference to the complete text of the Proposed 2019 Plan, which is appended to this proxy statement as Appendix B and which we encourage stockholders to read in its entirety.

The purposes of the 2019 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2019 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and our stockholders.

Under the 2019 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Code);

•	Stock appreciation rights (“SARs”);

•	Restricted stock, RSUs or other stock awards (“Stock Awards”); and

•	Performance awards.

As of March 17, 2023, approximately four executive officers, 61 employees and four non-employee directors were eligible to participate in the 2019 Plan, if selected by the Compensation Committee for participation.

The 2019 Plan Combines Compensation and Governance Best Practices

The 2019 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including

•	The 2019 Plan is administered by a committee of our Board, comprised entirely of independent directors, which is currently the Compensation Committee of the Board;

•	Stock options and SARs granted under the 2019 Plan may not be repriced without stockholder approval other than in connection with a change in control or adjustments described in the 2019 Plan;

•

The exercise price of stock options and the base price for SARs granted under the 2019 Plan may not be less than the fair market value of a share of our common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

•

The 2019 Plan prohibits the grant of dividend equivalents with respect to stock options and SARs and subjects all dividends and dividend equivalents paid with respect to Stock Awards or performance awards to the same vesting conditions as the underlying awards;

•	The 2019 Plan does not contain a liberal change in control definition; and

•

The 2019 Plan provides that the committee may require the reimbursement of all or any portion of any awards granted under the 2019 Plan, or may require the termination, rescission, or the recapture of any award, in the event of certain financial restatements or a violation by the participant of certain restrictive covenants.

•

The aggregate value of cash compensation paid during any fiscal year of the Company, taken together with the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company, to any of our non-employee directors during such calendar year, may not exceed $400,000 in total value.

Description of the 2019 Plan

The following description is qualified in its entirety by reference to the 2019 Plan, as amended by the Amendment. A copy of the 2019 Plan, as amended by the Amendment, is attached to this proxy statement as Exhibit A and incorporated herein by reference.

Administration

The 2019 Plan is administered by a committee designated by our Board (the “Plan Committee”), consisting of two or more members of our Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Capital Market or, if our common stock is not listed on the Nasdaq Capital Market, within the meaning of the rules of the principal stock exchange on which our common stock is then traded. The Compensation Committee currently administers the 2019 Plan.

Subject to the express provisions of the 2019 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2019 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2019 Plan and to decide questions of interpretation or application of any provision of the 2019 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding stock options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2019 Plan to our Board (or any members thereof) or, subject to applicable law, a subcommittee of our Board, a member of our Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of our Board, the Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

Subject to the adjustment provisions set forth in the 2019 Plan, the number of shares of our common stock reserved for issuance under the 2019 Plan will be 18,492,283. As of March 17, 2023, the closing stock price for a share of the Company’s common stock, as reported on Nasdaq, was $0.40 per share. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan (as amended) is 30,492,283 shares.

To the extent that shares of our common stock subject to an outstanding award granted under the 2019 Plan or a Prior Plan, other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of our common stock subject to a stock option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of our common stock will again be available under the 2019 Plan. Shares of our common stock subject to an award under the 2019 Plan or a Prior Plan will not again be available for issuance under the 2019 Plan if such shares are (a) shares that were subject to a stock option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award or (c) shares repurchased by the Company on the open market with the proceeds of a stock option exercise.

Non-Employee Director Compensation Limit

Under the 2019 Plan, the aggregate value of cash compensation and the grant date fair value of shares of our common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director shall not exceed $400,000.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2019 Plan, the Plan Committee does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders, other than in connection with a capitalization adjustment or our Change in Control.

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, our Board, as constituted prior to the change in control, may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding stock options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (c) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (d) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of our common stock resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding awards as determined by our Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of our common stock resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2019 Plan, a change in control is generally defined as a change in ownership or control of the Company effected through any of the following transactions: (i) certain mergers or consolidations of the Company unless: (a) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no person (other than persons who are employees at any time more than one year before a transaction) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the sale or disposition of all, or substantially all, of the Company’s assets; (iii) certain changes in the majority composition of the Board; or (iv) the consummation of a plan of complete liquidation or dissolution of the Company.

Outstanding awards under the 2019 Plan (and any Prior Plan) may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant’s award agreement, in any other written agreement with us or one of our affiliates, or in our director compensation policy, but in the absence of such provision, no such acceleration will occur.

Capitalization Adjustments

In the event of certain capitalization adjustments or equity restructurings, the Plan Committee shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards; and (iv) the terms of each outstanding performance award (including the number and class of securities subject thereto, if applicable). In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Plan Committee to prevent dilution or enlargement of rights of participants.

Forfeiture and Clawback

Unless otherwise provided in an agreement granting an award, the Company has the following recourse against a participant who does not comply with certain employment-related covenants, either during employment or for certain periods after ceasing to be employed: the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred awards; rescind any exercise, payment or delivery pursuant to the award; or recapture any shares (whether restricted or unrestricted) or proceeds from the participant’s sale of shares issued pursuant to the award. These remedies are also generally available to the Company for awards that would have had a lower grant level, vesting, or payment if a participant’s fraud or misconduct had not caused or partially caused the need for a material financial restatement by the Company or any affiliate. In addition, all awards or proceeds from the sale of awards, made or earned pursuant to the 2019 Plan will be subject to the right of the Company to full recovery (with reasonable interest thereon) in the event that the Board determines reasonably and in good faith that any participant’s fraud or misconduct has caused or partially caused the need for a material restatement of the Company’s financial statements for any fiscal year to which the award relates.

Effective Date, Termination and Amendment

The 2019 Plan became effective on June 18, 2019, the date on which the 2019 Plan was approved by our stockholders, and will terminate as of the first annual meeting to occur on or after the tenth anniversary of the effective date, unless earlier terminated by our Board. Awards hereunder may be made at any time prior to the termination of the 2019 Plan, provided that no incentive stock option may be granted later than ten years after the date on which the 2019 Plan was approved by our Board. Our Board may amend the 2019 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any rule of the Nasdaq Capital Market or any other stock exchange on which our common stock is then traded, or (ii) our Board seeks to modify the non-employee director compensation limit or the prohibition on repricing set forth in the 2019 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2019 Plan consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Plan Committee.

Stock Options and SARs

The 2019 Plan provides for the grant of non-qualified stock options, incentive stock options (ISOs) and SARs. The Plan Committee will determine the conditions to the exercisability of each stock option and SAR.

Each stock option will be exercisable for no more than ten years after its date of grant, unless the stock option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of our capital stock (a “ten percent holder”), in which case the stock option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our common stock on the date of grant, unless the stock option is an incentive stock option and the optionee is a ten percent holder, in which case the stock option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with a stock option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related stock option. The base price of an SAR will not be less than 100% of the fair market value of a share of our common stock on the date of grant (or, if earlier, the date of grant of the stock option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related stock option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of our common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of our common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of our stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of our common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the 2019 Plan.

An option may be exercised (i) by giving written notice to us specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate fair market value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request.

A tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the tandem SAR and (iii) by executing such documents as the Company may reasonably request. A non-tandem SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the exercise price of the ISO is at least 110% of the fair market value of our common stock on the date of grant, and the term of the ISO does exceed five years from the date of grant. Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan (assuming stockholder approval of the Amendment) is 30,492,283 shares.

Stock Awards

The 2019 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as restricted stock, RSUs or as another stock award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive, on a deferred basis, dividends with respect to the shares of restricted stock. Distributions and dividends with respect to shares of our common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding RSUs will specify (i) whether such award may be settled in shares of our common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to RSUs that are subject to vesting conditions will be subject to the same vesting conditions as the underlying award. Prior to settlement of an RSU, the holder of an RSU will have no rights as a stockholder of the Company.

The Plan Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, including shares of our common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Plan Committee. Dividend equivalents paid with respect to the other stock awards contemplated by this paragraph will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The 2019 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of our common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

The performance measures of a performance award may consist of, but shall not be limited to, one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing performance measures under this Plan: earnings per share; sales or revenue; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; net income; returns on equity, assets, capital, investments, or revenue; economic value added; working capital; total stockholder return; the attainment by a share of common stock of a specified fair market value for a specified period of time; expenses; cost reduction goals; cash flow; gross profit or gross margin; operating profit or margin; strategic goals relating to product development, product market share, research, licensing, successful completion of clinical trials, submission of applications with the U.S. Food and Drug Administration (“FDA”) for new tests, receipt from the FDA of clearance for new tests, commercialization of new tests, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units, or such other goals as the Committee may determine whether or not listed in the 2019 Plan.    Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

Prior to the settlement of a performance award in shares of our common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2019 Plan. The 2019 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our common stock delivered and the amount of cash paid by the Company.

Section 162(m) Limitations

Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. As a result, compensation (including compensation pursuant to awards granted under the 2019 Plan) paid to any of our “covered employees” under Section 162(m) of the Code in excess of $1 million per taxable year generally will not be deductible.

Plan Benefits Under the 2019 Plan

The following table sets forth the number of options and shares of restricted stock units that have been granted to the listed individuals or groups under the 2019 Plan as of March 17, 2023.

2019 Plan(1)

	Number of Options Granted	Number of RSUs Granted
Nicole Sandford, President and Chief Executive Officer	910,000	38,935
Valerie B. Palmieri, Former Executive Chair of the Board	430,000	—
Robert Beechey, Former Chief Financial Officer	560,000	—
Minh Merchant, General Counsel & Secretary	450,000	—
All current executive officers as a group	2,725,000	38,935
All current non-executive directors as a group	908,955	480,716
All employees (other than current executive officers) as a group (approximately 61 employees)	4,302,083	417,634
Total	7,936,038	937,285

(1)	This table does not include awards granted under our Prior Plan.

New Plan Benefits Under 2019 Plan

The following table sets forth the number of restricted stock units that have been granted to the listed individuals or groups under the 2019 Plan as of March 17, 2023.

In February 2023, the Compensation Committee approved the following RSU awards to the following listed individuals and specified groups conditioned on shareholder approval of the amendments to the 2019 Plan.

	Number of Options Granted	Number of Restricted Stock Units Granted
Nicole Sandford, President and Chief Executive Officer	—	397,527
Valerie B. Palmieri, Former Executive Chair of the Board	—	—
Robert Beechey, Former Chief Financial Officer	—	—
Minh Merchant, General Counsel & Secretary	—	195,000	(1)
Dr. Ryan Phan, Chief Scientific and Operating Officer	—	202,500	(1)
All current executive officers as a group	—	795,027	(1)
All current non-executive directors as a group	—	—	(2)
All employees (other than current executive officers) as a group (approximately 61 employees)	—	234,800
Total		1,029,827

(1)	The Contingent Grants are subject to vest immediately upon grant date.
(2)

Awards granted under the 2019 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan. However, pursuant to our current compensation program for non-employee directors, each non-employee director is eligible to receive annually either options, RSUs, or a mix of options and RSUs with a grant-date value of $55,000, plus additional options or RSUs related to service as a member or chair of one of the committees of our Board of Directors and for service, where applicable, as our lead independent director. On and after the date of the 2023 Annual Meeting, any such awards will be granted under the 2019 Plan, as amended, if this Proposal 4 is approved by our stockholders. For additional information regarding our current compensation program for non-employee directors, please see “Board Compensation” above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE ASPIRA WOMEN’S HEALTH INC. 2019

STOCK INCENTIVE PLAN.

Pay vs. Performance
The following table shows the past two fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” (CAP) to our named executive officers (as determined under SEC rules), and our net income (loss).
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules.

	Nicole Sandford		Valerie Palmieri
Year	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (2)	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO NEOs (3)	Average compensation actually paid to non-PEO NEOs (4)	Value of initial fixed $100 investment based on total shareholder return (5)	Net income (loss) (6)

2022	$505,005	$441,110	$653,182	($130,996)	$394,713	$228,717	$5	($27,170)
2021	N/A	N/A	$2,692,163	( $3,705,815)	$1,084,432	($1,348,541)	$26	($31,662)

(1)
Compensation for our PEO reflects the amounts reported in the “Summary Compensation Table” for Nicole Sandford, our President and CEO, and Valerie Palmieri, our former President and CEO, for 2022, and for Valerie Palmieri for 2021.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to the Company’s CEO or other NEOs during the applicable year.

In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Ms. Sandford’s total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Ms. Sandford	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$505,005	($87,845)	$23,950	$441,110

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Changes to stock option fair values are based on the updated stock price at the respective measurement dates, in addition to an updated expected option term, volatility of the company’s stock over the updated expected option term, expected dividend yield, and risk free rate assumptions. The amounts deducted or added in calculating the equity award adjustments are as follows:

(c)

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$10,255	0	$13,695	0	0	0	$23,950
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Ms. Palmieri’s total compensation in each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Ms. Palmieri	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO

2022	$653,182	0	($784,178)	($130,996)
2021	$2,692,163	($2,117,250)	($4,280,728)	( $3,705,815)

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns, as applicable, in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Changes to stock option fair values are based on the updated stock price at the respective measurement dates, in addition to an updated expected option term, volatility of the company’s stock over the updated expected option term, expected dividend yield, and risk-free rate assumptions The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2022	0	($513,975)	0	($270,203)	0	0	($784,178)
2021	$216,900	($3,866,453)	0	$93,145	($724,320)	0	($4,280,728)

(3)	Average compensation for non-PEO NEOs is based on the compensation of the following NEOs: (i) in 2022, Robert Beechey, Minh Merchant, and Dr. Ryan Phan, (ii) in 2021, Robert Beechey.

(4)
Represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mses. Sandford and Palmieri for 2022 and excluding Ms. Palmieri for 2021), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO(s)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO(s)) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs

2022	$394,713	($87,133)	($78,863)	$228,717
2021	$1,084,432	($705,750)	($1,727,223)	($1,348,541)

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$15,958	($63,375)	1,208	($32,654)	0	0	($78,863)
2021	$72,300	($1,440,425)	0	($117,658)	($241,440)	0	($1,727,223)

(5)
Total Shareholder Return is cumulative for the measurement periods beginning on December 31, 2020, and ending on December 31 of each of 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.

(6)
Reflects “Net Income” as reported in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form
10-K
for the years ended December 31, 2022 and December 31, 2021.

Pay vs. Performance Narrative Disclosure
In accordance with Item 402(v) of
Regulation S-K, we
are providing the following descriptions of the relationships between information presented in the Pay vs. Performance table on CAP and each of total shareholder return (“TSR”) and net loss.
We do not utilize TSR and net loss in our executive compensation program. However, we do utilize several other performance measures to align executive compensation with our performance. As described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria. Additionally, we view stock options and RSUs, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.
From 2021 to 2022, our TSR decreased whereas the CAP for Ms. Palmieri and our non-PEO
Named Executive Officers increased. With respect to Ms. Sandford, there is no relationship between our TSR from 2021 to 2022 and her CAP as she was not our PEO or an NEO during 2021.
With respect to net income, we have not reached the stage of profitability. Consequently, our company does not consider net loss as a performance measure for our executive compensation program. In 2022, our net loss decreased from 2021, which was primarily due to increases in revenue and decreases in sales and marketing, including costs associated with the settlement of litigation.

We have not reached the stage of profitability. Consequently, our company has not historically looked to net loss as a performance measure for our executive compensation program. In 2021 and 2022, our net loss has largely remained the same, but the CAP for both Ms. Palmieri and our non-PEO
NEOs decreased between 2021 and 2022. With respect to Ms. Sandford, there is no relationship between our net loss from 2021 to 2022 and her CAP as she was not our PEO or an NEO during 2021.

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S

OUTSTANDING COMMON STOCK

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our certificate of incorporation, to effect a reverse stock split of the issued and outstanding shares of the common stock at a ratio of between one-for-ten and one-for-twenty, with such ratio to be determined at the sole discretion of our Board (the “Reverse Stock Split”). The form of proposed amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of the certificate of incorporation. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the certificate of incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the common stock by the ratio to be determined by the Board, but will not increase the par value of the common stock and will not change the number of authorized shares of the common stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving this Proposal 5 and the Reverse Stock Split, stockholders will approve the amendment to our certificate of incorporation pursuant to which any whole number of outstanding shares, between and including ten and twenty, would be combined into one share of common stock and authorize our Board to file one certificate of amendment, as determined by our Board in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the certificate of incorporation.

Nasdaq Listing Compliance

Our common stock is listed on The Nasdaq Capital Market under the symbol “AWH.” To maintain a listing on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by the Nasdaq. If we are unable to meet The Nasdaq Capital Market requirements, our common stock will be subject to delisting.

Among other things, we are required to comply with the continued listing requirements of The Nasdaq Capital Market, including that the common stock maintain a minimum bid price of $1.00 on The Nasdaq Capital Market, or the Nasdaq Minimum Bid Requirement. We do not currently satisfy this Nasdaq Minimum Bid Requirement. Assuming our stockholders approve this proposal, our Board will determine whether to effect a Reverse Stock Split in the range of between one-for-ten and one-for-twenty, inclusive, at the ratio determined by our Board to be most likely sufficient to allow us to meet and maintain the $1.00 minimum bid price requirement.

Reasons for the Reverse Stock Split

On June 1, 2022, Nasdaq notified us (the “Initial Notice”) that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq Minimum Bid Requirement. We have been provided 180 calendar days by Nasdaq to regain compliance with this requirement, or the Grace Period, subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of the common stock must be at least $1.00 per share for a minimum of ten consecutive business days within the Grace Period.

As we did not regain compliance with the Nasdaq Minimum Bid Requirement within the Grace Period, we applied for an extension of the cure period, as permitted under the Initial Notice. We were granted such extension of the cure period because (i) we had indicated that, to the extent necessary, we intend to cure the deficiency by effecting the Reverse Stock Split and (ii) we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement. However, if it appears to Nasdaq staff that we will not be able to cure the deficiency, or if we do not meet the other listing standards, Nasdaq could provide notice that the common stock will be subject to delisting. In the event we receive notice that the common stock is being delisted, we would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

Our Board has considered the potential harm to us of a delisting of the common stock and has determined that, if the common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq Minimum Bid Requirement. Our Board also believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares. Our Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. Our Board anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.

If this Proposal 5 is approved by the holders of the common stock and our Board decides to implement the Reverse Stock Split, our Board will determine the ratio of the Reverse Stock Split, in the range of between one-for-ten and one-for-twenty, inclusive, as determined in the judgment of our Board to be most likely sufficient to allow us to achieve and maintain compliance with the minimum $1.00 per share requirement for listing on The Nasdaq Capital Market for the longest period of time while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market.

We believe that maintaining listing on The Nasdaq Capital Market will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as The Nasdaq Capital Market. Among other factors, trading on The Nasdaq Capital Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). Further, a Nasdaq listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on The Nasdaq Capital Market as compared with the OTC markets.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance (including the number of shares available for issuance as incentive stock options) under our 2019 Stock Incentive Plan, or the 2019 Plan, in proportion to the reverse split ratio of the Reverse Stock Split.

Similarly, under the terms of the 2019 Plan and the agreements governing the Company’s outstanding stock options, the Reverse Stock Split will effect a reduction in the number of shares of the Company’s common stock issuable upon the vesting of such stock options in proportion to the reverse split ratio of the Reverse Stock Split. In connection with the Reverse Stock Split, the number of shares of the Company’s common stock issuable upon the vesting of outstanding stock options will be rounded down to the nearest whole share, and no cash payment will be made in respect of such rounding.

The following table sets forth the number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on the 124,943,144 shares of common stock outstanding as of March 17, 2023. The table does not account for fractional shares that will be paid in cash.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	124,943,144
1:10	12,494,314
1:11	11,358,467
1:12	10,411,928
1:13	9,611,011
1:14	8,924,510
1:15	8,329,542
1:16	7,808,946
1:17	7,349,596
1:18	6,941,285
1:19	6,575,954
1:20	6,247,157

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own:

•	1,000 shares in the case of a Reverse Stock Split at the ratio of 1-for-10;

•	909 shares in the case of a Reverse Stock Split at the ratio of 1-for-11;

•	833 shares in the case of a Reverse Stock Split at the ratio of 1-for-12;

•	769 shares in the case of a Reverse Stock Split at the ratio of 1-for-13;

•	714 shares in the case of a Reverse Stock Split at the ratio of 1-for-14;

•	666 shares in the case of a Reverse Stock Split at the ratio of 1-for-15;

•	625 shares in the case of a Reverse Stock Split at the ratio of 1-for-16;

•	588 shares in the case of a Reverse Stock Split at the ratio of 1-for-17;

•	555 shares in the case of a Reverse Stock Split at the ratio of 1-for-18;

•	526 shares in the case of a Reverse Stock Split at the ratio of 1-for-19; and

•	500 shares in the case of a Reverse Stock Split at the ratio of 1-for-20.

Accounting Matters

The Reverse Stock Split will not affect the par value of the common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by our Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the common stock as reported on The Nasdaq Capital Market on the effective date of the certificate of amendment to the certificate of incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 19 shares (if we were to implement a 1-for-20 Reverse Stock Split) of common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of the common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split. As of the Record Date, there were approximately 77 holders of record of the common stock, of which 14 were a holder of fewer than 20 shares of common stock. As a result of the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of 1-for-20 were selected, we estimate that cashing out fractional stockholders would potentially reduce that number of stockholders of record from 77 to 63.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 5, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

•

Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of the common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of the common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

•

Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of The Nasdaq Capital Market.

•

A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•

Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split. While this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), Proposal 5 is not being proposed in response to any effort of which we are aware to accumulate shares of the common stock or to obtain control of the Company.

Effective Date

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and our stockholders and we file the amendment to our certificate of incorporation. Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split. Upon the filing of the amendment, all of the pre-Reverse Stock Split shares will be converted into new common stock as set forth in the amendment.

Exchange of Stock Certificates

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as the “exchange agent” for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares that are certificated will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the U.S. federal income tax law (including the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, and judicial authorities and current administrative rulings and practices as in effect on the date of this proxy statement). Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below. This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local or foreign laws or under gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or similar rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons whose common stock constitutes qualified small business stock within the meaning of Section 1202 of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock that are not U.S. Holders (as defined below), holders of common stock that have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock that are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of fractional share interests as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by The Company, and generally should recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share interests. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received, if any, should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the Internal Revenue Service. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to the certificate of incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders on the Record Date of a majority of the voting power of the outstanding shares of our common stock is required for approval of the proposed amendment to our certificate of incorporation to effect a Reverse Stock Split set forth in this proposal 5. Because proposal 5 is considered “routine” for these purposes, there will not be any broker non-votes for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL 6: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP, an independent registered public accounting firm, to audit our financial statements for the year ending December 31, 2023, and recommends that stockholders vote for ratification of such selection. Notwithstanding this selection, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of our stockholders. In the event of a negative vote on ratification, the Audit Committee may reconsider its selection.

BDO USA, LLP was appointed as our independent registered public accounting firm by the Audit Committee of the Board in April 2012. It is currently serving as our independent registered public accounting firm. BDO USA, LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the SEC.

One or more representatives of BDO USA, LLP plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders and, although they do not expect to do so, they will have the opportunity to make a statement if they so desire.

Audit Fees and Non-Audit Fees

The following is a summary of the fees and services provided by BDO USA, LLP for 2022 and 2021.

	2022	2021
Audit fees(1)	$495,178	$287,164
Audit-related fees(2)	—	—
Tax fees(3)	59,133	29,410
All other fees(4)	—	—

Total	$554,311	$316,574

(1) Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements, the review of the interim financial statements included in quarterly reports and services that are normally provided by BDO in connection with regulatory or registration filings, including issuance of comfort letters.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3) Tax Fees consist of fees billed for professional services for the preparation of our 2021 and 2020 federal and state tax returns.

(4) All Other Fees consist of fees for services other than the services reported above.

In 2022 and 2021, no services other than the audit and tax services discussed above were provided by BDO.

Audit Committee Pre-Approval of Policies and Procedures

The Audit Committee is responsible for appointing, compensating and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a pre-approval procedure for all audit and permissible non-audit services to be performed by our independent registered public accounting firm. The pre-approval policy requires that requests for services by the independent registered public accounting firm be submitted to the Chair of the Audit Committee for review and approval. Any requests that are approved by the Chair of the Audit Committee are then aggregated and submitted to the Audit Committee for approval at a meeting of the Audit Committee. Requests may be made with respect to either specific services or a type of service for predictable or recurring services.

All audit, audit-related, tax and other services, which include all permissible non-audit services, provided to us by BDO USA, LLP were pre-approved by the Audit Committee. Additionally, the Audit Committee concluded that the provision of those services by BDO USA, LLP were compatible with the maintenance of the independent registered public accounting firm’s independence.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 17, 2023 (unless otherwise indicated), by (1) each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (2) each of our directors and director nominees, (3) each of our Named Executive Officers, and (4) all of our directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Shares of common stock which are issued and outstanding are deemed to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock which are issuable upon exercise of options or warrants or the vesting of RSUs are deemed to be issued and outstanding and beneficially owned by any person who has or shares voting or investment power over such securities only if such securities are exercisable within 60 days of March 17, 2023, and, in any event, solely for purposes of calculating that person’s percentage ownership of the common stock (and not for purposes of calculating the percentage ownership of any other person).

Except where otherwise indicated, the number of shares of common stock deemed outstanding and used in the denominator for determining percentage ownership for each person equals (i) 124,943,144 shares of common stock outstanding as of March 17, 2023, plus (ii) such number of shares of common stock as are issuable pursuant to RSUs, options or warrants held by that person (and excluding RSUs, options and warrants held by other persons) which may vest or be exercised within 60 days of March 17, 2023.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Beneficial Owners of More Than 5%:
Jack W. Schuler(1)	26,018,453	20.8%
100 N. Field Drive, Suite 360
Lake Forest, IL 60045
H. George Schuler(2)	9,207,779	7.4%
100 N. Field Drive, Suite 360
Lake Forest, IL 60045
Robert H. Drysdale(3)	7,746,160	6.2%
132A Royal Circle
Honolulu, HI 96816
Seamark Capital, LP (4)	7,316,323	5.9%
223 Wilmington West Chester Pike, Suite 115
Chadds Ford, PA 19317
Tanya Schuler Sharman(5)	5,943,881	4.8%
100 N. Field Drive, Suite 360
Lake Forest, IL 60045
Directors and Named Executive Officers:
Robert Auerbach(6)	280,555	*
Stephanie Cavanaugh	—	—
Celeste R. Fralick (7)	175,866	*
Jannie Herchuk	—	—
Veronica G.H. Jordan (8)	445,629	*
Ruby Sharma(9)	225,071	*
Nicole Sandford (10)	371,769	*
Lynn O’Connor Vos	—	—
Valerie B. Palmieri (11)	3,297,088	2.6%
Robert Beechey (12)	1,032,500	*
Minh Merchant (13)	125,534	*
Ryan Phan (14)	271,334	*
All Directors and Executive Officers as a Group (10 persons)	6,225,346	4.9%

*	Less than 1%

(1)

Based on the information provided in Amendment No. 13 to Schedule 13D filed with the SEC on August 29, 2022 by Jack W. Schuler with respect to himself and the Jack W. Schuler Living Trust (collectively, the “Jack Schuler Reporting Persons”). The Jack Schuler Reporting Persons reported that, as of August 25, 2022, they have shared voting and dispositive power with respect to 25,885,120 shares of our common stock. The ownership reported above includes (i) 25,527,850 shares of our common stock held by the Jack W. Schuler Living Trust; and (ii) 357,270 shares of our common stock held by the Foundation. Pursuant to the Stockholders Agreement, Mr. Jack W. Schuler is entitled to designate one individual to be nominated by the Company to serve on the Company’s Board of Directors. Mr. Jack W. Schuler is the sole trustee of the Jack W. Schuler Living Trust. Mr. Jack W. Schuler disclaims any beneficial ownership in any of the shares of our common stock held by the Foundation. In addition, Mr. Jack W. Schuler has no pecuniary interest, as such term is used for purposes of Section 16 of the Exchange Act, in any of the Shares held by the Foundation. The number of shares beneficially owned includes 133,333 shares issuable upon the exercise of stock warrants.

(2)

Based on the information provided in Amendment No. 14 to Schedule 13D filed with the SEC on December 30, 2021 by H. George Schuler with respect to himself and the Therese Heidi Schuler Trust (collectively, the “George Schuler Reporting Persons”). The George Schuler Reporting Persons reported that, as of December 17, 2021, Mr. H. George Schuler had shared voting and dispositive power with respect to 9,207,779 shares of our common stock. The ownership reported above includes (i) 6,082,620 shares of our common stock held by the Therese Heidi Schuler Trust; (ii) 2,957,855 shares of our common stock held by the Grandchildren LLC; (iii) 26,000 shares of our common stock held by Gayle Schuler; and (iv) 141,304 shares of our common stock held by Seascape Partners L.P. Mr. H. George Schuler is the sole trustee of the Therese Heidi Schuler Trust, is the manager of each of the Grandchildren LLC and Seascape Partners L.P. and is the spouse of Gayle Schuler.

(3)

Based on the information provided in Schedule 13G filed with the SEC on February 14, 2022 by Robert H. Drysdale. Mr. Drysdale reported that as of December 31, 2021, he had sole voting and dispositive power with respect to 6,412,826 shares of our common stock. On August 27, 2022, Mr. Drysdale participated in a public offering where he purchased 666,667 shares of our common stock. The number of shares beneficially owned includes 666,667 shares issuable upon the exercise of stock warrants.

(4)

Based on the information provided in Amendment No. 4 to Schedule 13G filed with the SEC on February 15, 2023 by Seamark Capital, L.P. with respect to itself, John D. Fraser and David T. Harrington (collectively, the “Seamark Reporting Persons”). The Seamark Reporting Persons reported that, as of December 31, 2022, they had shared voting and dispositive power with respect to 7,316,213 shares of our common stock. The ownership reported above includes (i) ownership by John D. Fraser, who had sole voting and dispositive power over 624,048 shares of our common stock and shared voting and dispositive power over 5,667,225 shares of our common stock, and (ii) ownership by David T. Harrington, who had sole voting and dispositive power over 1,025,000 shares of our common stock and shared voting and dispositive power over 5,667,225 shares of our common stock. John D. Fraser and David T. Harrington are Co-Managing Partners of Seamark Capital, L.P., which is the sole Investment Advisor to the Seamark Fund, L.P., a passive investment partnership vehicle, and are sole Partners of Seamark Partners, L.P., the General Partner of Seamark Capital, L.P.

(5)

Based on the information provided in Amendment No. 14 to Schedule 13D filed with the SEC on January 13, 2022 by Tanya Schuler Sharman with respect to herself and the Tanya Eva Schuler Trust (collectively, the “Tanya Schuler Sharman Reporting Persons”). The Tanya Schuler Sharman Reporting Persons reported that, as of November 29, 2021, they had shared voting and dispositive power with respect 5,943,881 shares of our common stock. Tanya Schuler Sharman is the sole trustee of the Tanya Eva Schuler Trust.

(6)	Includes 38,538 RSUs, 66,667 common stock warrants and 53,858 shares issuable upon the exercise of stock options exercisable within 60 days of March 17, 2023.
(7)	Includes 68,254 RSUs and 6,667 common stock warrants.
(8)	Includes 35,225 RSUs and 49,229 shares issuable upon the exercise of stock options exercisable within 60 days of March 17, 2023.
(9)	Includes 35,115 RSUs, 13,332 common stock warrants and 49,074 shares issuable upon the exercise of stock options exercisable within 60 days of March 17, 2023.
(10)	Includes 66,667 common stock warrants and 85,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 17, 2023.
(11)	Includes 3,030,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 17, 2023.
(12)	Includes 822,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 17, 2023.
(13)	Includes 26,667 common stock warrants and 37,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 17, 2023.
(14)	Includes 46,667 common stock warrants and 175,000 shares issuable upon the exercise of stock options vesting within 60 days of March 17, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. As a practical matter, we assist our officers and directors by completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such reports filed with the SEC, and the written representations of our officers and directors, we believe that our officers and directors, and persons who own more than 10% of our common stock, complied with all applicable filing requirements for the year ended December 31, 2022, except that Minh Merchant and Marlene McLennan each failed to timely file a Form 3 in connection with their appointments as Section 16 officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2021, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements described in the sections titled “Executive Compensation” and “Board Compensation.”

Relationships Resulting from 2013 Private Placement

In connection with a May 8, 2013 private placement, on May 13, 2013, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain of the purchasers in the private placement (the “2013 Purchasers”). Among other things, the Stockholders Agreement provides certain of the 2013 Purchasers with rights to participate in any future equity offerings by the Company on the same price and terms as other investors. Certain of the 2013 Purchasers were also offered the opportunity to participate in the underwritten public offering of our common stock that we completed on February 8, 2021, and certain trusts and other entities affiliated with H. George Schuler and Tanya Schuler Sharman, as well as Seamark Capital, L.P., purchased an aggregate of 608,333 shares of our common stock for aggregate gross proceeds of $4,562,497.50. In addition, certain of the 2013 Purchasers were also offered the opportunity to participate in the underwritten public offering of our common stock that we completed on August 22, 2022, and certain trusts and other entities affiliated with H. George Schuler and Tanya Schuler Sharman purchased an aggregate of 133,333 shares of our common stock for aggregate gross proceeds of $117,333.04.

In addition, in connection with the May 8, 2013 private placement, Oracle Partners, LP and Oracle Ten Fund Master LP, together, and Jack W. Schuler (the “Principal Purchasers”) received rights to prohibit the Company from taking any of the following actions unless agreed to by at least one of the Principal Purchasers:

•	Making any acquisition with a value greater than $2 million;

•

Entering into, or amending the terms of our agreements with Quest Diagnostics, which consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;

•	Submitting any resolution at a meeting of stockholders or in any other manner changing or authorizing a change in the size of our Board;

•

Offering, selling or issuing any securities senior to the Company’s common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

•	Amending our Certificate of Incorporation or Bylaws in any manner that effects the rights, privileges or economics of the Company’s common stock;

•	Making any action that would result in a change in control of the Company or an insolvency event;

•

Paying or declaring dividends on any securities of the Company or distributing the assets of the Company other than in the ordinary course of business or repurchasing any outstanding securities of the Company; or

•	Adopting or amending any shareholder rights plan.

In addition, the Principal Purchasers each received the right to nominate a member to serve on our Board. Dr. Eric Varma was designated as a Board nominee by Oracle Partners, LP and Oracle Ten Fund Master, LP pursuant to the Stockholders Agreement and was appointed as a director on September 12, 2013. Dr. Varma did not stand for re-election at the 2018 annual meeting of the stockholders of the Company. Oracle Partners, LP and Oracle Ten Fund Master, LP have not yet notified the Company of the person who will succeed Dr. Varma as the Oracle Partners, LP and Oracle Ten Fund Master, LP designee on the Board. James T. LaFrance was designated as a Board nominee by Jack W. Schuler. The Board appointed Mr. LaFrance as a director and Chair of the Board on December 12, 2013, and served as Lead Independent Director of the Board.

The rights and prohibitions of the 2013 Purchasers under the Stockholders Agreement terminate for each 2013 Purchaser when it ceases to own or hold less than 50% of the shares, warrants or warrant shares that were purchased at the closing of the 2013 private placement.

OTHER MATTERS

A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) is available free of charge, by writing to Aspira Women’s Health Inc., Attn: Investor Relations, 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738. In addition, copies of our annual, quarterly and current reports are available at www.aspirawh.com.

Our management and our Board know of no matters to come before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy will vote the shares represented thereby in accordance with the recommendation of the Board as to any proposal properly presented at the Annual Meeting, or if no recommendation is made by the Board, then pursuant to the authority granted in the proxy.

IMPORTANT NOTE

The matters to be considered at the Annual Meeting are of great importance to our stockholders. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement. Your vote is important, no matter how many or how few shares you hold. Please vote your shares by Internet today or request a proxy card to sign, date and return as soon as possible. If your shares are held in street name, only your broker or bank can vote your shares and only upon receipt of your specific instructions. Please contact the person responsible for your account at your broker to ensure that a proxy is voted on your behalf.

BY ORDER OF THE BOARD OF DIRECTORS

Nicole Sandford President, Chief Executive Officer and Director

Austin, Texas,

  , 2023

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF ASPIRA WOMEN’S HEALTH INC.

Aspira Women’s Health Inc. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

1.

This Certificate of Amendment amends the provisions of the Corporation’s Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 2010, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 27, 2014, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on June 11, 2020, and further amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on February 7, 2023 (the “Certificate of Incorporation”).

2.

The board of directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the first three paragraphs of Article IV of the Certificate of Incorporation to read as follows:

“The corporation is authorized to issue two classes of shares of stock to be designated, respectively, Common Stock, $0.001 par value, and Preferred Stock, $0.001 par value. The total number of shares that the corporation is authorized to issue is 205,000,000 shares. The number of shares of Common Stock authorized is 200,000,000. The number of shares of Preferred Stock authorized is 5,000,000.

Notwithstanding anything to the contrary, to the extent prohibited by Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the corporation will not issue non-voting equity securities; provided, however that the foregoing restriction will (a) have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

Effective as of 5:00 pm Eastern time, on the date this Certificate of Amendment to this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [ten, eleven, twelve, thirteen, fourteen, fifteen, sixteen, seventeen, eighteen, nineteen, or twenty*] shares of the corporation’s Common Stock, par value $0.001 per share, issued and outstanding shall be combined into one (1) share of Common Stock, par value $0.001 per share, of the corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the corporation’s Common Stock as reported on the Nasdaq Capital Market on the date this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the corporation is filed with the Secretary of State of the State of Delaware.”

3.

This Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporation Law at the annual meeting of the stockholders of the Corporation.

* * * * *

*

The board of directors (the “Board”) adopted a resolution approving eleven separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation. These amendments approve the combination of any whole number of shares of Common Stock between and including ten (10) and twenty (20) into one (1) share of Common Stock. By approving Proposal 5, you are approving each of the eleven amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Corporation and its stockholders. The other ten proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all eleven proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this                 day of                  2023.

Aspira Women’s Health Inc.

By:
Nicole Sandford President and Chief Executive Officer

APPENDIX B

ASPIRA WOMEN’S HEALTH INC.

2019 STOCK INCENTIVE PLAN

Adopted by the Board of Directors: May 9, 2019

Approved by the Stockholders: June 18, 2019

Amended by the Board1: June 23, 2022

Amended by the Board: March 16, 2023

Approved by the Stockholders: ________, 2023

I. INTRODUCTION

1.1 Purposes. The purposes of the Aspira Women’s Health Inc. 2019 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Conditions” shall have the meaning set forth in Section 5.13.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of The NASDAQ Stock Market or, if the Common Stock is not listed on The NASDAQ Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Aspira Women’s Health Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Effective Date” shall have the meaning set forth in Section 5.1.

[1]	As amended by the Company’s board of directors solely to reflect the Company’s name change.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The NASDAQ Stock Market on the date as of which such value is being determined or, if the Common Stock is not listed on The NASDAQ Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Government Agencies” shall have the meaning set forth in Section 5.13.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: earnings per share; sales or revenue; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization; net income; returns on equity, assets, capital, investments, or revenue; economic value added; working capital; total stockholder return; the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; expenses; cost reduction goals; cash flow; gross profit or gross margin; operating profit or margin; strategic goals relating to product development, product market share, research, licensing, successful completion of clinical trials, submission of applications with the U.S. Food and Drug Administration (“FDA”) for new tests, receipt from the FDA of clearance for new tests, commercialization of new tests, litigation, human resources, information services, mergers, acquisitions, sales of assets of affiliates or business units, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Prior Plan” shall mean the Vermillion, Inc. Second Amended and Restated 2010 Stock Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

“Recapture” shall have the meaning set forth in Section 5.13.

“Reimbursement” shall have the meaning set forth in Section 5.14.

“Rescission” shall have the meaning set forth in Section 5.13.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Termination” shall have the meaning set forth in Section 5.13.

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $400,000.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 15,492,283 shares of Common Stock plus the number of shares of Common Stock available for grant under the Prior Plan as of the Effective Date shall initially be available for all awards under this Plan, other than Substitute Awards. Subject to adjustment as provided in Section 5.7, no more than 13,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plan shall be available for grant under such Prior Plan or this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5 No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.

3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2019 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which the Plan was approved by stockholders (the “Effective Date”). This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of The NASDAQ Stock Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3 or the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8 Change in Control.

(a) Subject to the terms of the applicable award Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:

(1) require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(3) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(b) For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(1) The Company consummates a merger, or consolidation of the Company with any other corporation unless: (A) the voting securities of the Company outstanding immediately before the merger or consolidation would continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; and (B) no Person (other than Persons who are employees at any time more than one year before a transaction) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2) The sale or disposition by the Company of all, or substantially all, of the Company’s assets;

(3) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

(4) The consummation of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Termination, Rescission and Recapture of Awards.

(a) Each award under the Plan is intended to align the participant’s long-term interests with those of the Company. Accordingly, unless otherwise expressly provided in an Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred awards (“Termination”), rescind any exercise, payment or delivery pursuant to the award (“Rescission”), or recapture any shares of Common Stock (whether restricted or unrestricted) or proceeds from the participant’s sale of shares of Common Stock issued pursuant to the award (“Recapture”), if the Participant does not comply with the conditions of subsections (b), (c), and (e) hereof (collectively, the “Conditions”).

(b) The participant shall comply with any agreement between the participant and the Company or any affiliate with regard to nondisclosure of the proprietary or confidential information or material of the Company or any affiliate.

(c) The participant shall comply with any agreement between the participant and the Company or any affiliate with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments and improvements).

(d) Upon exercise, payment, or delivery of cash or Common Stock pursuant to an award, the participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan.

(e) If the Company determines, in its sole and absolute discretion, that (i) a participant has violated any of the Conditions set forth in subsection (b) or (c); (ii) during his or her service with the Company, or within one year after its termination for any reason, a participant has solicited any non-administrative employee of the Company to terminate employment with the Company; or (iii) during his or her service with the Company, a participant has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f) Within ten days after receiving notice from the Company of any such activity described in Section 5.13(e) above, the participant shall deliver to the Company the shares of Common Stock acquired pursuant to the award, or, if participant has sold the shares of Common Stock, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the participant returns shares of Common Stock that the participant purchased pursuant to the exercise of an option (or the gains realized from the sale of such Common Stock), the Company shall promptly refund the exercise price, without earnings, that the participant paid for such shares. Any payment by the participant to the Company pursuant to this Section shall be made either in cash or by returning to the Company the number of shares of Common Stock that the participant received in connection with the rescinded exercise, payment, or delivery.

(g) Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular participant or award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or participant or award.

(h) If any provision within this Section is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives and any limitations required under applicable law.

(i) Nothing contained in this Section 5.13 is intended to limit the participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (x) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (y) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

5.14 Recoupment of Awards. Unless otherwise specifically provided in an Agreement, and to the extent permitted by applicable law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of any participant, require that any participant reimburse the Company for all or any portion of any awards granted under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any award, if and to the extent—

(a) the granting, vesting, or payment of such award was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement;

(b) in the Committee’s view the participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by the Company or any affiliate; and

(c) a lower granting, vesting, or payment of such award would have occurred based upon the miscalculated amounts or the conduct described in clause (b) of this Section.

In each instance, the Committee will, to the extent practicable and allowable under applicable laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such award granted to a participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such awards that were paid or vested more than three years prior to the first date of the applicable restatement period.

5.15 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.16 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

ASPIRA SCAN TO VIEW MATERIALS & VOTE WOMEN’S HEALTH’ ASPIRA WOMEN’S HEALTH INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. VOTE BY INTERNET P.O. BOX 1342 Before The Meeting - Go to www. proxy vote, com or scan the QR Barcode above BRENTWOOD, NY 11717 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeetinq.com/AWH2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INKAS FOLLOWS: V00533-P89755 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ASPIRA WOMEN’S HEALTH INC. ASPIRA WOMEN’S HEALTH INC.’s Board of Directors recommends a vote “FOR” each of the director nominees listed in proposal 1 and “FOR” proposals 2, 4, 5 and 6 and for “1 Year” proposal 3. Election of directors: For Against Abstain 1a. Stefanie Cavanaugh 1b. Celeste R. Fralick, Ph.D. For Against Abstain 1c. Jannie Herchuk 5. Approval of a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Companys outstanding common stock by a ratio of between one-for-ten and 1d Veronica G.H. Jordan, Ph.D. one -for-twenty, without further approval or authorization of the Companys stockholders. 1e. Lynn O’Connor Vos 6. Proposal to ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. 1f. Nicole Sandford THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS Advisory vote to approve the compensation of the Company’s named executive officer THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, named executive officers. 4 AND g AND FQR 4 yEAR QN PR0P0SAL 3. 1 Year 2 Years 3 Years Abstain Advisory vote on the frequency of future advisory votes to approve the compensation of the Companys named executive officers. For Against Abstain Approval of an amendment to the Aspira Women’s Health Inc. 2019 Stock Incentive Plan. Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ASPIRA WOMEN’S HEALTH INC. ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 9, 2023 8:00 a.m. (Eastern Time) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V00534-P89755 ASPIRA WOMEN’S HEALTH INC. 12117 Bee Caves Road, Building III, Suite 100 Austin, Texas 78738 proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The signatory hereby appoints each of Nicole Sandford and Minh Merchant, with full power of substitution, as the lawful attorney and proxy of the signatory, revoking all proxies previously given, and hereby authorizes each of them to vote as designated on the reverse side, and, in her discretion, upon such other business as may properly be presented at the meeting, all of the shares of common stock of ASPIRA WOMEN’S HEALTH INC. which the signatory shall be entitled to vote at the Annual Meeting of Stockholders to be held on May 9, 2023, at 8:00 a.m. Eastern Time, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed by the stockholder(s) signing on the reverse side. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 4, 5 AND 6 AND FOR “1 YEAR” ON PROPOSAL 3 ON THE REVERSE SIDE. This proxy may be revoked at any time prior to the time it is voted by any means described in the accompanying proxy statement. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. (TO BE SIGNED ON REVERSE SIDE)